Daniel C. Stewart, SBT #19206500
Josiah M. Daniel, III, SBT #05358500
WINSTEAD SECHREST & MINICK P.C.
5400 Renaissance Tower, 1201 Elm Street
Dallas, Texas 75270
(214) 745-5400
ATTORNEYS FOR THE DEBTORS

Michael A. Rosenthal, SBT #17281490 I. Richard Levy, SBT #12265020 GIBSON, DUNN & CRUTCHER 1717 Main Street, Suite 5400 Dallas, Texas 75201 (214) 698-3100 ATTORNEYS FOR THE OFFICIAL COMMITTEE OF UNSECURED CREDITORS

Peter D. Wolfson
John A. Bicks
PRYOR, CASHMAN, SHERMAN & FLYNN 410 Park Avenue New York, New York 10022
(212) 421-4100
ATTORNEYS FOR THE OFFICIAL COMMITTEE
OF EQUITY SECURITY HOLDERS

                                     IN THE
                         UNITED STATES BANKRUPTCY COURT
                                     FOR THE
                           NORTHERN DISTRICT OF TEXAS
                                 DALLAS DIVISION

IN RE:

I.C.H. CORPORATION,                               CASE NO. 395-36351-RCM-11
  A DELAWARE CORPORATION, F/K/A                   (CHAPTER 11)
  SOUTHWESTERN LIFE CORPORATION,
  F/K/A I.C.H. CORPORATION,

SWL HOLDING CORPORATION,                          CASE NO. 395-36352-RCM-11
  A DELAWARE CORPORATION,                         (CHAPTER 11)
  F/K/A LIFE INTERESTS
  CORPORATION, AND

CARE FINANCIAL CORPORATION,                       CASE NO. 395-36354-RCM-11
  A DELAWARE CORPORATION,                         (CHAPTER 11)
  F/K/A HEALTH INTERESTS
  CORPORATION,

    DEBTORS.                                      JOINTLY ADMINISTERED
                            CASE NO. 395-36351-RCM-11


           FIRST AMENDED JOINT PLAN OF REORGANIZATION UNDER CHAPTER 11
                           (DATED: NOVEMBER 15, 1996)

                                TABLE OF CONTENTS



                                                                            PAGE
                                                                            ----

ARTICLES I
DEFINITIONS................................................................    2
       1.1   Administrative Expense or Administrative Claim................
       1.2   Allowed Amount................................................    2
       1.3   Allowed Claim and Allowed Interest............................
       1.4   Available Cash................................................    2
       1.5   Bankruptcy Code...............................................    2
       1.6   Bankruptcy Court..............................................    2
       1.7   Bar Date......................................................    2
       1.8   Beneficial Holder.............................................    2
       1.9   BML...........................................................    2
       1.10  BML Certificates..............................................    2
       1.11  BML Final Reconciliation Date.................................    3
       1.12  BML Holding Period............................................    3
       1.13  BML Initial Reconciliation Date...............................    3
       1.14  BML Stock Power...............................................    3
       1.15  BML Licenses..................................................    3
       1.16  Board of Directors............................................    3
       1.17  Business Day..................................................    3
       1.18  Capital and Surplus Retention Assets..........................    3
       1.19  Care..........................................................    3
       1.20  Carlisle......................................................    3
       1.21  CFSB Interest.................................................    3
       1.22  Chapter 11 Case...............................................    3
       1.23  Charter Amendments............................................    3
       1.24  Claim.........................................................    3
       1.25  Claimant......................................................    3
       1.26  Class.........................................................    3
       1.27  CNC...........................................................    3
       1.28  Common Stock..................................................    3
       1.29  Confirmation..................................................    3
       1.30  Confirmation Date.............................................    3
       1.31  Confirmation Hearing..........................................    3
       1.32  Confirmation Order............................................    3
       1.33  Contested.....................................................    3
       1.34  Creditors Committee...........................................    4
       1.35  Debtors.......................................................    4
       1.36  Disallowed Claim or Disallowed Interest.......................    4
       1.37  Disclosure Statement..........................................    4
       1.38  Distribution Agent............................................    4
       1.39  Distribution Date.............................................    4
       1.40  Distribution Record Date......................................    4
       1.41  Effective Date................................................    4
       1.42  Entity........................................................    4
       1.43  Equity Committee..............................................    4
       1.44  Estates.......................................................    4
       1.45  Fee Claim.....................................................    4
       1.46  Filed.........................................................    4
       1.47  Final Order...................................................    4
       1.48  ICH...........................................................    4
       1.49  Impaired......................................................    4
       1.50  Indenture.....................................................    5
       1.51  Indenture Trustee.............................................    5
       1.52  Interest......................................................    5
       1.53  Initial Distribution Date.....................................    5
       1.54  Joint Plan....................................................    5

                                                                            PAGE
                                                                            ----

       1.55  Legal Rate....................................................    5
       1.56  Letters of Transmittal........................................    5
       1.57  Modern/Western Agreement......................................    5
       1.58  Notes.........................................................    5
       1.59  Order.........................................................    5
       1.60  Ozark.........................................................    5
       1.61  PennCorp......................................................    5
       1.62  PennCorp Escrow...............................................    5
       1.63  PennCorp Escrow Agreement.....................................    5
       1.64  Perry Park....................................................    6
       1.65  Petition Date.................................................    6
       1.66  Philadelphia American Agreement...............................    6
       1.67  Plan Documents................................................    6
       1.68  Post-Petition Interest........................................    6
       1.69  Preferred Stock...............................................    6
       1.70  Priority Claim................................................    6
       1.71  Priority Tax Claim............................................    6
       1.72  Pro Rata......................................................    6
       1.73  Record Holder.................................................    6
       1.74  Released Entities.............................................    6
       1.75  Released Officers.............................................    6
       1.76  Reorganized ICH...............................................    6
       1.77  Reorganized ICH Common Stock..................................    6
       1.78  Reserved Distribution Assets..................................    6
       1.79  Retained Assets...............................................    6
       1.80  Retained Causes of Action.....................................    6
       1.81  Rice..........................................................    6
       1.82  Sayyah........................................................    7
       1.83  Schedules.....................................................    7
       1.84  Secured.......................................................    7
       1.85  Securities....................................................    7
       1.86  Securities-Related Claims.....................................    7
       1.87  Shaw..........................................................    7
       1.88  Shaw Group....................................................    7
       1.89  Stock Certificates............................................    7
       1.90  Substantial Consummation......................................    7
       1.91  SWL Holding...................................................    7
       1.92  Tax Settlement................................................    7
       1.93  Tenneco.......................................................    7
       1.94  Tenneco Equity Settlement Proceeds............................    7
       1.95  Tenneco Settlement............................................    7
       1.96  Tenneco Settlement Motion.....................................    7
       1.97  Transfer Agent................................................    7
       1.98  Trust.........................................................    7
       1.99  Trust Agreement...............................................    7
       1.100 Trust Assets..................................................    7
       1.101 Trust Interest................................................    7
       1.102 Trustee.......................................................    8
       1.103 Unsecured Claim...............................................    8
ARTICLE II
TREATMENT OF NON-CLASSIFIED CLAIMS.........................................    8
       2.1   General Administrative Claims.................................    8
             (a)  In General...............................................    8
             (b)  Fee Claims...............................................    8
             (c)  Employment Agreements....................................    8
             (d)  Other Administrative Claims..............................    8
             (e)  Regarding Certain Indemnifications.......................    8
       2.2   Administrative and Priority Tax Claims........................    8
             (a)  Tax Settlement...........................................    9

                                                                            PAGE
                                                                            ----

             (b)  Administrative Tax Claims................................    9
             (c)  Priority Tax Claims......................................    9
       2.3   Other Priority Claims.........................................    9
       2.4   Preservation of Retiree Benefits..............................    9
       2.5   U.S. Trustee Fees.............................................    9
ARTICLE III
DESIGNATION OF CLASSES OF CLAIMS AND INTERESTS.............................    9
       3.1   Classification of Claims Against and Interests In ICH.........    9
             (a)  Secured Claims...........................................    9
                  (i)    ICH Class 1--Secured Claim of Ozark...............    9
                  (ii)   ICH Class 2--Secured Claim of Sayyah..............    9
                  (iii)  ICH Class 3--Tenneco..............................    9
                  (iv)   ICH Class 4--Other Secured Claims.................    9
             (b)  Unsecured Claims.........................................    9
                  (i)    ICH Class 5--General Unsecured Claims.............   10
             (c)  Interests................................................   10
                  (i)    ICH Class 6--Preferred Stock......................   10
                  (ii)   ICH Class 7--Common Stock.........................   10
       3.2   Classification of Claims Against and Interests In SWL Holding.   10
             (a)  SWL Holding Class 1--Secured Claims......................   10
             (b)  SWL Holding Class 2--General Unsecured Claims............   10
             (c)  SWL Holding Class 3--Common Stock........................   10
       3.3   Classification of Claims Against and Interests In Care........   10
             (a)  Care Class 1--Secured Claims.............................   10
             (b)  Care Class 2 - General Unsecured Claims..................   10
             (c)  Care Class 3 - Common Stock..............................   10
ARTICLE IV
PROVISIONS FOR SATISFACTION OF CLAIMS AND INTERESTS........................   10
       4.1   Treatment of Classified Claims Against and Interests In ICH...   10
             (a)  Secured Claims...........................................   10
                  (i)    ICH Class 1--Secured Claim of Ozark...............   10
                  (ii)   ICH Class 2--Secured Claim of Sayyah..............   10
                  (iii)  ICH Class 3--Tenneco..............................   10
                  (iv)   ICH Class 4--Other Secured Claims.................   11
             (b)  Unsecured Claims.........................................   11
                  (i)    ICH Class 5--General Unsecured Claims.............   11
             (c)  ICH Interests............................................   11
                  (i)    ICH Class 6--Preferred Stock......................   11
                  (ii)   ICH Class 7--Common Stock.........................   11
       4.2   Treatment of Classified Claims Against and Interests In
               SWL Holding.................................................   12
             (a)  SWL Holding Class 1--Secured Claims......................   12
             (b)  SWL Holding Class 2--General Unsecured Claims............   12
             (c)  SWL Holding Class 3--Common Stock........................   12
       4.3   Treatment of Classified Claims Against and Interests In Care..   12
             (a)  Care Class 1--Secured Claims.............................   12
             (b)  Care Class 2--General Unsecured Claims...................   12
             (c)  Care Class 3--Common Stock...............................   12
ARTICLE V
DESIGNATION OF THE CLASSES OF CLAIMS IMPAIRED UNDER THIS JOINT PLAN........   12
ARTICLE VI
SETTLEMENTS................................................................   12
       6.1   Tenneco Settlement............................................   12
       6.2   Shaw Group Settlement.........................................   12
             (a)  Cash Contribution........................................   12
             (b)  Withdrawal of Proofs of Claims...........................   12
             (c)  Transferability of CFSB Interest.........................   13
             (d)  Performance of the Tax Settlement........................   13
             (e)  Release of Shaw Group....................................   13
       6.3   Stipulation and Agreement with the Indenture Trustee..........   13

                                                                            PAGE
                                                                            ----

ARTICLE VII
MEANS FOR EXECUTION OF JOINT PLAN..........................................   13
       7.1        Effective Date Entities..................................   13
       7.2   Property of Estates...........................................   13
             (a)  SWL Holding and Care.....................................   13
             (b)  Retention of the Retained Assets by Reorganized ICH......   13
             (c)  Transfer of the Trust Assets by ICH to the Trust.........   13
       7.3   Provisions Relating to the Trust..............................   14
             (a)  Creation of the Trust....................................   14
             (b)  Term.....................................................   14
             (c)  Liquidation of the Trust Assets..........................   14
             (d)  Reports..................................................   14
             (g)  Provisions Regarding Trust Interests.....................   14
                  (i)    Allocation of Trust Interests; Issuance of Trust
                          Certificates.....................................   14
                  (ii)   Legended Certificates.............................   14
                  (iii)  Trust Interest Register; Ownership of Interests...   14
                  (iv)   Transfer of Trust Interests.......................   14
       7.4   Reorganized ICH...............................................   14
             (a)  Charter Amendments.......................................   14
             (b)  Board of Directors.......................................   15
             (c)  Officers.................................................   15
       7.5   Other Business Transactions to Occur on the Effective Date....   15
             (a)  Provisions Regarding the Modern/Western Agreement and the
                     Philadelphia American Agreement.......................   15
             (b)  Provision Regarding Perry Park...........................   15
             (c)  Provisions Regarding BML.................................   15
             (d)  Sale Prior to Effective Date.............................   16
             (e)  Confirmation Order Provisions............................   16
             (f)  Additional Provisions....................................   16
       7.6   Provisions Relating to Indentures.............................   16
             (a)  Termination of Indentures................................   16
             (b)  Payment of Indenture Trustee's Fees and Expenses.........   17
       7.7   Termination of the Committees.................................   17
       7.8   Closing of Effective Date Transactions........................   17
ARTICLE VIII
TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED
LEASES.....................................................................   17
       8.1   Executory Contracts and Unexpired Leases......................   17
       8.2   Claims for Rejected Executory Contracts and Unexpired Leases..   17
ARTICLE IX
PROVISIONS REGARDING TENDER OF SECURITIES, DISTRIBUTIONS, DISTRIBUTION AGENT,
AND OBJECTIONS TO CLAIMS...................................................   17
       9.1   Provisions Relating to Securities.............................   17
             (a)  Initial Distribution of Available Cash...................   17
             (b)  Distribution Record Date.................................   17
             (c)  Cancellation of Securities...............................   17
             (d)  Tender of Securities.....................................   17
             (e)  Unsurrendered Outstanding Securities.....................   18
             (f)  Treasury Securities......................................   18
       9.2   Delivery of Distributions.....................................   18
       9.3   Distribution Agent............................................   18
       9.4   No Distributions Pending Allowance............................   18
       9.5   Reserve for Certain Distributions.............................   19
       9.6   Distributions After Disallowance..............................   19
       9.7   Unclaimed Property............................................   19
       9.8   Treatment of Contingent or Unliquidated Claims................   19
       9.9   Form of Payments..............................................   19
ARTICLE X
PROVISIONS FOR THE DISCHARGE, SETTLEMENT, AND ADJUSTMENT OF
CLAIMS.....................................................................   19
      10.1   Legal Binding Effect; Discharge of Claims and Interests.......   19

                                                                            PAGE
                                                                            ----

      10.2   Retention and Enforcement of the Debtors' Causes of Action....   19
             (a)  Retention of Causes of Action............................   20
             (b)  Judgment Reduction and Hold Harmless.....................   20
             (c)  Right of Trust to Assert Offset Claims...................   20
      10.3   Releases......................................................   21
      10.4   Provisions Regarding the Released Officers....................   21
      10.5   Futher Releases and Settlements...............................   21
      10.6   Permanent Injunction..........................................   21
      10.7   Survival of the Debtors' Corporate Indemnities................   21
ARTICLE XI
MISCELLANEOUS PROVISIONS...................................................   21
      11.1   Request for Relief under Section 1129(b)......................   21
      11.2   Modification..................................................   22
      11.3   Headings......................................................   22
      11.4   Subordination.................................................   22
      11.5   Securities-Related Claims Based on Common Stock...............   22
      11.6   Due Authorization.............................................   22
      11.7   De Minimis Distributions and Fractional Shares................   22
      11.8   Authorization of Corporate Action.............................   22
      11.9   Further Assurances and Authorizations.........................   23
      11.10  Right to Resolve Claims.......................................   23
      11.11  Rights Regarding Books........................................   23
ARTICLE XII
RETENTION OF JURISDICTION..................................................   23
      12.1   ..............................................................   23

     I.C.H.   Corporation,   Care   Financial   Corporation,   and  SWL  Holding
Corporation, together with the Official Committee of Unsecured Creditors of I.C.H. Corporation and the Official Committee of Equity Security Holders of I.C.H. Corporation (collectively, the "Plan Proponents"), jointly propose the following First Amended Joint Plan of Reorganization pursuant to the provisions of Chapter 11 of the Bankruptcy Code.

                                    ARTICLE I
                                   DEFINITIONS

     Unless the context otherwise requires, the following terms shall have the following meanings when used in initially capitalized form in this Joint Plan. Such meanings shall be equally applicable to both the singular and plural forms of such terms. Any term used in initially capitalized form in this Joint Plan that is not defined herein, but that is defined in the Bankruptcy Code, shall have the meaning assigned to such term in the Bankruptcy Code.

     1.1 ADMINISTRATIVE EXPENSE OR ADMINISTRATIVE CLAIM means an administrative expense Claim under Section 503 of the Bankruptcy Code and the fees payable to the United States Trustee under 28 U.S.C. Section 1930.

     1.2 ALLOWED AMOUNT means the amount in lawful currency of the United States of any Allowed Claim, or the number of shares representing any Allowed Interest.

     1.3 ALLOWED CLAIM AND ALLOWED INTEREST shall mean, with reference to any Claim or Interest (i) a Claim against or Interest in the Debtor, proof of which, if required, was Filed on or before the Bar Date, which is not a Contested Claim or Contested Interest, (ii) if no proof of claim or interest was so Filed, a Claim against or Interest in the Debtor which has been or hereafter is listed by the Debtor in its Schedules as liquidated in amount and not disputed or contingent, or (iii) a Claim or Interest allowed hereunder or by Final Order. An Allowed Claim or Allowed Interest does not include any Claim or Interest or portion thereof which is a Disallowed Claim or Disallowed Interest or which has been subsequently withdrawn, disallowed, released or waived by the holder thereof or pursuant to a Final Order. Unless otherwise specifically provided in this Joint Plan, an Allowed Claim or Allowed Interest shall not include any amount for punitive damages or penalties.

     1.4 AVAILABLE CASH means, as of any date of calculation, the aggregate of all cash or cash equivalents available for immediate distribution held by the Trust, as reflected on the books and records of the Trust less (i) cash required to be placed in reserve or paid on the Effective Date as provided in Article II of this Joint Plan, (ii) cash required to fund distributions with respect to Secured Claims as provided in section 4.1(a)(i) of this Joint Plan, (iii) cash required to fund reserves for Contested Claims as provided in section 9.5 of this Joint Plan, (iv) an amount, not to exceed $2 million, reasonably determined by the Trustee to be necessary to fund the expenses of the Trust including costs of the Distribution Agent for distributions made pursuant to this Joint Plan,
(v) any such cash or cash equivalents deriving from SWL Holding or Care, or their respective assets, and necessary to make the payments, if any, to the Classes of Claimants in such Estates, and (vi) if, at such calculation date, the capital stock of BML is owned by the Trust and the BML Licenses have not been sold to Reorganized ICH, $5 million pursuant to section 7.5(c).

     1.5 BANKRUPTCY CODE means Title 11 of the United States Code, as amended, to the extent applicable to the Chapter 11 Case.

     1.6 BANKRUPTCY COURT means the United States Bankruptcy Court for the Northern District of Texas, Dallas Division.

     1.7 BAR DATE means the deadline by which a Claim must have been Filed. The Bar Date was February 7, 1996, as to all prepetition Claims, excluding Claims of governmental units for which the Bar Date was April 9, 1996, and further excluding the Internal Revenue Service for which the Bar Date is October 31, 1996.

     1.8 BENEFICIAL HOLDER means, with respect to any Interest or the Notes, as of any particular date (i) a Record Holder to the extent that it is the Entity ultimately entitled to the benefits of ownership of such Securities registered in its name in the records of the appropriate Transfer Agent or the Indenture Trustee, as applicable, regardless of whether such Record Holder has delegated investment and/or voting power with respect to any such Securities to any other Entity, or (ii) to the extent a Record Holder holds Securities of which an Entity other than that Record Holder ultimately is entitled to the benefits of ownership, the Entity listed in the transfer or other records of that Record Holder as being the Entity ultimately entitled to the benefits of ownership of those Securities.

     1.9 BML means Bankers Multiple Line Insurance Company, an Illinois corporation.

     1.10 BML CERTIFICATES has the meaning ascribed to such term in Section 7.5(c)(iii) of this Joint Plan.

FIRST AMENDED JOINT PLAN OF REORGANIZATION

     1.11 BML FINAL RECONCILIATION DATE has the meaning ascribed to such term in
Section 7.5(c)(iii) of this Joint Plan.

     1.12 BML HOLDING PERIOD has the meaning ascribed to such term in Section 7.5(c)(iii) of this Joint Plan.

     1.13 BML INITIAL RECONCILIATION DATE has the meaning ascribed to such term in Section 7.5(c)(iii) of this Joint Plan.

     1.14 BML STOCK POWER has the meaning ascribed to such term in Section 7.5(c)(iii) of this Joint Plan.

     1.15 BML LICENSES means the insurance licenses owned by BML which are in effect on the Effective Date.

     1.16 BOARD OF DIRECTORS means the board of directors of the applicable Debtor as it exists immediately prior to the Effective Date.

     1.17 BUSINESS DAY means any day, other than a Saturday, Sunday, or legal holiday (as that term is defined in Bankruptcy Rule 9006(a)).

     1.18 CAPITAL AND SURPLUS RETENTION ASSETS has the meaning ascribed to such term in Section 7.5(c)(i) of this Joint Plan.

     1.19 CARE means Care Financial Corporation, a Delaware corporation, f/k/a Health Interests Corporation.

     1.20 CARLISLE means Edward J. Carlisle.

     1.21 CFSB INTEREST means those certain rights of ICH to participate in certain economic benefits derived from the ownership of Bluebonnet Savings Bank FSB by CFSB Corporation which were assigned to ICH by CNC in that certain letter agreement dated March 29, 1993 and as such economic benefits have been described and memorialized by the following agreements: the written agreement entered into by CNC, James M. Fail, and CFSB on January 25, 1993; the Amended and Restated Agreement dated as of January 31, 1995, by and between CNC, James M. Fail; and CFSB Corporation, and the Amended and Restated Distribution Account Agreement dated as of January 31, 1995, by and between CNC, James M. Fail, CFSB Corporation, and Bank of Louisville and Trust Company.

     1.22 CHAPTER 11 CASE means the above entitled and numbered jointly administered cases Filed by the Debtors pursuant to the provisions of Chapter 11 of the Bankruptcy Code or any single case of a Debtor.

     1.23 CHARTER AMENDMENTS means the amendments to the Certificate of Incorporation and By-laws of ICH to be effected under this Joint Plan.

     1.24 CLAIM means (i) right of payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured; or (ii) a right to an equitable remedy for breach of performance if such breach gives rise to a right of payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

     1.25 CLAIMANT means a holder of a Claim.

     1.26 CLASS means all of the holders of Claims against or Interests with respect to the Debtors which have been designated as a class in Article III hereof.

     1.27 CNC means Consolidated National Corporation.

     1.28 COMMON STOCK means the 48,644,112 outstanding shares of common stock, $1.00 par value per share, of ICH.

     1.29  CONFIRMATION   means  the  entry  by  the  Bankruptcy  Court  of  the
Confirmation Order.

     1.30 CONFIRMATION DATE means the date on which the Confirmation Order has been entered on the docket maintained by the Clerk of the Bankruptcy Court.

     1.31 CONFIRMATION HEARING means the hearing or hearings to be held before the Bankruptcy Court in which the Joint Plan Proponents shall seek Confirmation of this Joint Plan.

     1.32 CONFIRMATION ORDER means the Order confirming this Joint Plan.

     1.33 CONTESTED when used with respect to a Claim or Interest, means a Claim against or Interest in the Debtors that is (i) listed in the Debtors' Schedules as disputed, contingent, or unliquidated and as to which a proof of claim has been timely

FIRST AMENDED JOINT PLAN OF REORGANIZATION

Filed; (ii) listed in the Debtors' Schedules as undisputed, liquidated, and not contingent and as to which a proof of Claim or Interest has been Filed with the Bankruptcy Court, to the extent the proof of Claim or Interest amount exceeds the amount provided for in the Debtors' Schedules; or (iii) the subject of an objection which has been or may be timely Filed and which claim has not been disallowed by Final Order. To the extent an objection relates to the allowance of only a part of a Claim or Interest, such a Claim or Interest shall be a Contested Claim or Contested Interest only to the extent of the objection.

     1.34  CREDITORS   COMMITTEE  means  the  Official  Committee  of  Unsecured
Creditors of I.C.H. Corporation.

     1.35 DEBTORS means ICH, Care, and SWL Holding as debtors and as debtors in possession of their respective Estates, or any single Debtor.

     1.36 DISALLOWED CLAIM OR DISALLOWED INTEREST means a Claim against, or Interest in, the Debtor, or any portion thereof, (i) that has been disallowed by Final Order, (ii) proof of which has been untimely Filed and as to which no order of allowance has been entered by the Court, or (iii) listed as disputed, contingent, or unliquidated and as to which no proof of claim or proof of interest has been timely Filed.

     1.37 DISCLOSURE STATEMENT means the Disclosure Statement for this Joint Plan of Reorganization under Chapter 11, together with any supplements, amendments, or modifications thereto.

     1.38 DISTRIBUTION AGENT means Bank of Louisville and Trust Company or such other Entity as may be designated by the Joint Plan Proponents prior to the Disclosure Statement hearing and approved by the Bankruptcy Court, which shall be responsible for making payments or distributions to Record Holders of the Notes, the Preferred Stock, and the Common Stock pursuant to this Joint Plan.

     1.39 DISTRIBUTION DATE means a date set forth in this Joint Plan or the Trust Agreement upon which distributions to Allowed Claims or Allowed Interests shall be made.

     1.40 DISTRIBUTION RECORD DATE means the close of business in New York, New York on the Effective Date which shall be the date for determining the Record Holders of Securities who are entitled to receive distributions pursuant to
Article IV of this Joint Plan.

     1.41 EFFECTIVE DATE means the eleventh day following the Confirmation Date or, if the Confirmation Order is stayed pending appeal, the Effective Date shall be the eleventh day after such stay is dissolved by a Final Order.

     1.42 ENTITY includes any individual, partnership, corporation, estate, trust, governmental unit, and the United States Trustee.

     1.43 EQUITY COMMITTEE means the Official Committee of Equity Security Holders of I.C.H. Corporation.

     1.44 ESTATES mean the respective bankruptcy estates created by Section 541 of the Bankruptcy Code upon the commencement of the Chapter 11 Case.

     1.45 FEE CLAIM means a Claim under Sections 330 or 503(b)(2)-(5) of the Bankruptcy Code.

     1.46 FILED means filed with the Bankruptcy Court.

     1.47 FINAL ORDER means (i) an order of the Bankruptcy Court as to which the time to appeal, petition for certiorari, or move for reargument or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for reargument or rehearing, shall then be pending or, (ii) in the event that an appeal, writ of certiorari, reargument or rehearing thereof has been sought, such order of the Bankruptcy Court shall have been affirmed by the highest court to which such order may be appealed, or certiorari has been denied, and the time to take any further appeal, petition for certiorari or move for reargument or rehearing shall have expired; PROVIDED, HOWEVER, that no order shall fail to be a Final Order solely because of the possibility that a motion pursuant to Rule 60 of the Federal Rules of Civil Procedure may be filed with respect to the order.

     1.48 ICH means I.C.H. Corporation, a Delaware corporation, whose principal address is 500 North Akard Street, Dallas, Texas 75201.

     1.49 IMPAIRED means the treatment of an Allowed Claim or Allowed Interest under this Joint Plan UNLESS, with respect to such Claim or Interest, either (i) this Joint Plan leaves unaltered the legal, equitable, and contractual rights to which such Claim or Interest entitles the holder of such Claim or Interest, or
(ii) notwithstanding any contractual provision

FIRST AMENDED JOINT PLAN OF REORGANIZATION or applicable law that entitles the holder of such Claim or Interest to demand or receive accelerated payment of such Claim or Interest after occurrence of a default, the Debtors (A) cure any default that occurred before or after the commencement of the Chapter 11 Case other than default of the kind specified in
Section 365(b)(2) of the Bankruptcy Code; (B) reinstate the maturity of such Claim or Interest as such maturity existed before such default; (C) compensate the holder of such Claim or Interest for any damages incurred as a result of any reasonable reliance by such holder on such contractual provision or such applicable law; and (D) do not otherwise alter the legal, equitable or contractual rights to which such Claim or Interest entitles the holder of such Claim or Interest.

     1.50 INDENTURE means any one or more of the trust indentures pursuant to which the Notes were issued.

     1.51 INDENTURE TRUSTEE means Bank of Louisville and Trust Company, and any successor thereto.

     1.52 INTEREST means the equity interests in ICH represented by duly authorized, validly issued, and outstanding shares of the Preferred Stock and Common Stock of ICH.

     1.53 INITIAL DISTRIBUTION DATE means the first Distribution Date upon which a distribution to a holder of an Allowed Claim or Allowed Interest shall be made, which by reference to the respective distribution shall mean (i) for any Claim or Interest that is an Allowed Claim or Allowed Interest on the Effective Date, the first Business Day that is ten (10) days after the Effective Date or as soon thereafter as practicable, but in no event later than twenty (20) days after the Effective Date, and (ii) for any Clam or Interest that is a Contested Claim or Contested interest on the Effective Date, the date as soon as practicable, but in no event more than thirty (30) days, after the date on which such Claim or Interest becomes an Allowed Claim or Allowed Interest, PROVIDED, HOWEVER, that the Initial Distribution date with respect to an Allowed Claim or an Allowed Interest arising from a Security shall occur no earlier than such date that is as soon as practicable after tender of such Security in compliance with Article IX of this Joint Plan.

     1.54 JOINT PLAN means this Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code, as it may be amended or modified from time to time as permitted herein or in accordance with Section 1127 of the Bankruptcy Code.

     1.55 LEGAL RATE means (a) with respect to a Claim arising from a written document or instrument which expressly sets forth an interest rate, the rate of interest set forth therein, or (b) with respect to any other Claim, the interest rate accruing upon judgments as set forth in 28 U.S.C. Section 1961.

     1.56 LETTERS OF TRANSMITTAL means such letters of transmittal as may be distributed by the Trust or the Distribution Agent after the Effective Date to Record Holders of Securities as of the Distribution Record Date for the purpose of enabling such Entities to transmit Securities held of record by them as of the Distribution Record Date to the Distribution Agent as contemplated by
Section 9.1(d) of this Joint Plan, which letters of transmittal shall be in form and substance acceptable to Reorganized ICH in the case of letters of transmittal from Record Holders of Interests or the Trust in the case of transmittal letters from Record Holders of Notes.

     1.57 MODERN/WESTERN AGREEMENT means that certain Stock Purchase Agreement dated as of April 2, 1996, between BML, as seller, and Reassure America Life Insurance Company, as purchaser, which was consummated on June 28, 1996.

     1.58 NOTES means the 11 1/4% Senior Subordinated Notes due 1996 and the 11 1/4% Senior Subordinated Notes due 2003 issued by ICH.

     1.59 ORDER means an order of the Bankruptcy Court.

     1.60 OZARK means Ozark National Life Insurance Company.

     1.61 PENNCORP means PennCorp Financial Group, Inc.

     1.62 PENNCORP ESCROW means that certain escrow established under and pursuant to the PennCorp Escrow Agreement. The funds deposited under the terms and provisions of the PennCorp Escrow Agreement shall not be considered Available Cash until released to the Trust in accordance with the terms and provisions of the PennCorp Escrow Agreement or other agreements entered into by the Debtors with respect thereto or as authorized by Final Order of the Bankruptcy Court.

     1.63 PENNCORP ESCROW AGREEMENT means the escrow agreement entered into pursuant to Section 8.2(a) of the Purchase Agreement dated December 1, 1995, among ICH, SWL Holding, Care, Facilities Management Installation, Inc., Southwestern Financial Corporation, Southwestern Financial Services Corporation, and PennCorp.

FIRST AMENDED JOINT PLAN OF REORGANIZATION

     1.64 PERRY PARK means all real property of the Estates of ICH and Care situated in and around the Glenwood Hall Resort and Country Club in Owen County, Kentucky, and all improvements, fixtures, and personal property of the Estates of ICH and Care situated in or on such real property, or related to such real property, wherever located, together with all appurtenances thereto.

     1.65 PETITION DATE means October 10, 1995.

     1.66 PHILADELPHIA AMERICAN AGREEMENT means that certain Stock Purchase Agreement dated as of April 2, 1996, between BML, as seller, and New Era Enterprises, Inc., as purchaser, which was consummated on June 28, 1996.

     1.67 PLAN DOCUMENTS means this Joint Plan, the Disclosure Statement, the Trust Agreement and all exhibits and attachments to any of the foregoing.

     1.68 POST-PETITION INTEREST means interest at the Legal Rate from the Petition Date through the date of calculation.

     1.69 PREFERRED STOCK means the 8,000,000 outstanding shares of $1.75 Convertible Exchangeable Preferred Stock, Series 1986-A, $25.00 stated value, issued by ICH.

     1.70 PRIORITY CLAIM means all Claims entitled to priority under section 507(a)(2)-(a)(7) and (a)(9) of the Bankruptcy Code.

     1.71 PRIORITY TAX CLAIM means all Claims entitled to priority under section 507(a)(8) of the Bankruptcy Code.

     1.72 PRO RATA means, with reference to any distribution on account of an Allowed Claim or Allowed Interest, the proportion that an Allowed Claim or Allowed Interest in a particular Class bears, respectively, to the aggregate amount of all Claims or Interests in such Class, including Contested Claims or Contested Interests which are not Disallowed Claims or Disallowed Interests as of the date of such calculation, but excluding such Claims or Interests that are subordinated pursuant to Bankruptcy Code Section 510, except that the Pro Rata share of Allowed Securities-Related Claims based on Common Stock, if any, shall be calculated as set forth in Section 11.5 of this Joint Plan.

     1.73 RECORD HOLDER means, as of any specified date, the holder of a Note, Preferred Stock, or Common Stock, as applicable, who is registered as holding such Securities in the transfer or other such records of the appropriate Transfer Agent or Indenture Trustee, as applicable.

     1.74 RELEASED ENTITIES means the Trust, the Trustee, the Creditors Committee, the Equity Committee, the Shaw Group and their respective present and former officers, directors, members, employees, agents, attorneys, and such other persons as the Equity Committee may designate prior to the conclusion of the Confirmation Hearing.

     1.75 RELEASED OFFICERS means W. Hubert Mathis, Steven R. Cartwright, Robert
J. Bruce, H. Don Rutherford, John T. Hull, Robert C. Greving, and Daniel B. Gail, and such other persons as the Equity Committee may designate prior to the conclusion of the Confirmation Hearing.

     1.76 REORGANIZED ICH means ICH as of the completion of the transactions contemplated in this Joint Plan to occur on the Effective Date.

     1.77 REORGANIZED ICH COMMON STOCK means the shares of new common stock to be issued by Reorganized ICH as provided in Article IX of this Joint Plan.

     1.78 RESERVED  DISTRIBUTION ASSETS has the meaning ascribed to such term in
Section 9.5 of this Joint Plan.

     1.79 RETAINED ASSETS shall mean (i) the capital stock of BML (after the Trust has assumed BML's non-reinsured liabilities, including indemnification obligations to Reassure America Life Insurance Co. and to New Era Enterprises, Inc. in exchange for, subject to Section 7.5(c), all of BML's capital and surplus and other tangible property), together with all BML Licenses and all books and records of BML, (ii) Perry Park, together with all books and records of Perry Park, (iii) $2.5 million cash, (iv) the Retained Causes of Action, (v) the Tenneco Equity Settlement Proceeds of $500,000, (vi) any tax attributes remaining after the determination of the Debtors' tax liability through the Effective Date, (vii) the common stock of SWL Holding and Care, and (viii) all books and records of ICH.

     1.80  RETAINED  CAUSES OF ACTION  means the  causes of action as defined in
Section 10.2 of this Joint Plan.

     1.81 RICE means C. Fred Rice.

FIRST AMENDED JOINT PLAN OF REORGANIZATION

     1.82 SAYYAH means Victor L. Sayyah.

     1.83 SCHEDULES means those schedules and statements of financial affairs Filed by the applicable Debtor under Federal Rule of Bankruptcy Procedure 1007, as same may be amended from time to time.

     1.84 SECURED means an Allowed Claim that is secured by a lien on property in which an Estate has an interest, or that is subject to setoff under Section 553 of the Bankruptcy Code, to the extent of the value of Claimant's interest in such Estate's interest in such property, or to the extent of the amount subject to setoff, as the case may be.

     1.85 SECURITIES means the Common Stock, the Preferred Stock and the Notes.

     1.86 SECURITIES-RELATED CLAIMS means the Claims, if any, arising from rescission of a purchase or sale of Securities of ICH or of any of its affiliates, for damages arising from the purchase or sale of Securities, or for reimbursement or contribution allowed under Section 502 of the Bankruptcy Code on account of such a Claim, including but not limited to the Claims of the plaintiffs in the suit styled IN RE SOUTHWESTERN LIFE CORPORATION SECURITIES LITIGATION, Adversary Proceeding No. 395-3589, pending in the Bankruptcy Court.

     1.87 SHAW means Robert T. Shaw.

     1.88 SHAW GROUP means Shaw, Rice, and CNC.

     1.89 STOCK CERTIFICATES means the certificates representing and evidencing ownership of the Common Stock and the Preferred Stock.

     1.90 SUBSTANTIAL CONSUMMATION means the accomplishment of the transactions required under Sections 7.1 through 7.8 of this Joint Plan.

     1.91 SWL HOLDING means SWL Holding Corporation, a Delaware corporation, f/k/a Life Interests Corporation.

     1.92 TAX SETTLEMENT means that certain settlement set forth in the Joint Motion for Approval of Agreement for Compromise and Settlement of Tax Claims and Certain Tax Related Liabilities of the Debtors' Filed on August 23, 1996 by the Debtors, PennCorp and certain of its affiliates and the IRS, and joined in by the Shaw Group, as approved by the Bankruptcy Court by order entered September 13, 1996.

     1.93 TENNECO means Tenneco, Inc., a Delaware corporation.

     1.94 TENNECO EQUITY SETTLEMENT PROCEEDS means the first $250,000 of proceeds from the Tenneco Settlement in excess of $17,500,000, and fifty percent (50%) of the proceeds from the Tenneco Settlement in excess of $17,750,000; PROVIDED, HOWEVER, that in no event shall the aggregate amount of Tenneco Equity Settlement Proceeds exceed the sum of $500,000.

     1.95 TENNECO SETTLEMENT means that certain Settlement Agreement by and between ICH and Tenneco, which shall be the subject of the Tenneco Settlement Motion.

     1.96 TENNECO SETTLEMENT MOTION means any Motion for Approval of Compromise and Settlement with Tenneco Filed in the Chapter 11 Case by ICH.

     1.97 TRANSFER AGENT means, with respect to the Common Stock, Bank of Louisville and Trust Company and, with respect to the Preferred Stock, KeyCorp Shareholders Services Inc.

     1.98 TRUST means the Lone Star Asset Liquidating Trust, to be created on the Effective Date pursuant to the Trust Agreement.

     1.99 TRUST AGREEMENT means the agreement governing the Trust and any exhibits, supplements or amendments thereto, the form of which shall be acceptable to the Creditors' Committee, in its sole discretion, and Filed no later than ten (10) Business Days prior to the Confirmation Hearing and which shall become an exhibit to this Joint Plan.

     1.100 TRUST ASSETS means all property of the Estate of the Debtors except the Retained Assets.

     1.101 TRUST INTEREST means a beneficial ownership interest in the Trust, which represents the right to receive distributions from the Trust in accordance with section 4.1(b) of this Joint Plan.

FIRST AMENDED JOINT PLAN OF REORGANIZATION

     1.102 TRUSTEE means Susan A. Brown and any other person(s) designated by the Creditors' Committee prior to the Confirmation Hearing to serve as trustees of the Trust pursuant to the Trust Agreement, and appointed in the Confirmation Order to serve as Trustee(s) of the Trust, or any successor selected pursuant to the terms of the Trust Agreement.

     1.103 UNSECURED CLAIM means a Claim that is not an Administrative Claim, a Priority Claim, a Priority Tax Claim, or a Secured Claim.

                                   ARTICLE II
                       TREATMENT OF NON-CLASSIFIED CLAIMS

     This Joint Plan does not classify Claims against the Debtors having priority as specified in Section 507 of the Bankruptcy Code, which Claims shall be treated as follows:

     2.1 GENERAL ADMINISTRATIVE CLAIMS

     (A) IN GENERAL. Each holder of an Administrative Claim except as otherwise set forth in this Article II (and specifically excluding Administrative Tax Claims as set forth in Section 2.2 below) shall receive from the Trust either
(i) with respect to Administrative Claims which are Allowed Claims on the Effective Date, the amount of such holder's Allowed Claim in one cash payment on the Initial Distribution Date, (ii) with respect to Administrative Claims which become Allowed Claims after the Effective Date, the amount of such holder's Allowed Claim in one cash payment on the applicable Distribution Date; or (iii) such other treatment agreed upon in writing by the Debtors and such holder; PROVIDED, HOWEVER, that any such Administrative Claim representing a liability incurred in the ordinary course of business by any of the Debtors shall be paid by the Trust in accordance with the terms and conditions of the particular transaction giving rise to such liability and any agreements relating thereto. In connection herewith, the estimated amounts of such Administrative Claims shall on the Effective Date be reserved by the Trust with respect to payment of such Allowed Administrative Claims and shall not be treated as Available Cash.

     (B) FEE CLAIMS. Each professional person whose retention with respect to the Debtors' cases has been approved by the Bankruptcy Court and who holds, or asserts, an Administrative Claim that is a Fee Claim shall be required to file with the Bankruptcy Court a final fee application within sixty days after the Effective Date and to serve notice thereof on all parties entitled to such notice pursuant to the Order Establishing Interim Procedures and Guidelines for Compensation of Professional Persons. The failure to file timely the fee application as required under this Section 2.1(b) of this Joint Plan shall result in the Fee Claim being forever barred and discharged. A Fee Claim, with respect to which a Fee Application has been properly Filed pursuant to this
Section 2.1(b) of this Joint Plan, shall become an Administrative Claim only to the extent allowed by Final Order. Not later than five days prior to the Effective Date, each such professional person shall file an estimate of such final Fee Claim on all parties entitled to such notice pursuant to the Order Establishing Interim Procedures and Guidelines for Compensation of Professional Persons. The estimated amounts of such Fee Claims shall on the Effective Date be reserved by the Trust for payment of such Fee Claims and shall not be treated as Available Cash.

     (C) EMPLOYMENT AGREEMENTS. All amounts due to Susan A. Brown and Rodney D. Moore pursuant to their respective Employment Agreements entered into with ICH as of January 1, 1996, shall be paid in cash in full by the Trust on the Initial Distribution Date to the extent then due. Any additional amounts that become payable under such Employment Agreements shall be paid in cash in full by the Trust within thirty days after such amounts are determined.

     (D) OTHER ADMINISTRATIVE CLAIMS. Any other person or Entity who claims to hold any other Administrative Claim shall be required to file with the Court an application within sixty days after the Effective Date and to serve notice thereof on all parties entitled to such notice. The failure to file timely the application as required under this Section 2.1(d) of this Joint Plan shall result in the Claim being forever barred and discharged. An Administrative Claim with respect to which an application has been properly Filed pursuant to this
Section 2.1(d) of this Joint Plan, shall become an Allowed Administrative Claim to the extent such claim is allowed by Final Order.

     (E) REGARDING CERTAIN INDEMNIFICATIONS The provisions of the Order Regarding Indemnification of Officers and Directors of the Debtors entered on February 14, 1996 are hereby ratified and confirmed as obligations of the Trust, subject to any and all defenses thereto of the Debtors, the Estates or the Trust, including that such claims are subordinated pursuant to the provisions of the Bankruptcy Code PROVIDED, HOWEVER, that such obligations shall not be obligations of Reorganized ICH. The balance of the $500,000 fund provided for in such order (the "Indemnification Fund") shall be utilized as provided in such order. Upon resolution of claims against the Indemnification Fund, any remaining funds in the Indemnification Fund shall become Available Cash.

     2.2 ADMINISTRATIVE AND PRIORITY TAX CLAIMS

FIRST AMENDED JOINT PLAN OF REORGANIZATION

     (A)  TAX  SETTLEMENT   The  Tax  Settlement   resolves  and  satisfies  all
Administrative Claims and Priority Claims for federal income taxes for which the Debtors are responsible for tax years 1990 through 1995.

     (B) ADMINISTRATIVE TAX CLAIMS Each holder of an Allowed Administrative Claim for (a) taxes shown on the Federal income tax returns in which the Debtors are includible for the period from and after January 1, 1996, and ending on the Effective Date, and (b) State income tax returns in which the Debtors are includible for the period during which the Debtors' Chapter 11 cases are being administered and any other taxes of the Debtors payable pursuant to Section 507(a)(1) of the Bankruptcy Code (collectively, the "Allowed Administrative Tax Claims"), if any, shall be paid in cash in full from the Trust on the latest of
(i) the Initial Distribution Date, or (ii) the date such payment is due under applicable law. Payment of Allowed Administrative Tax Claims shall be the responsibility of the Trust, and the estimated amounts of such tax liabilities as of the Effective Date shall be reserved and shall not be treated as Available Cash. The amount of Allowed Administrative Tax Claims shall be determined after giving effect to the terms of the Tax Settlement by a deemed closing of the books of the Debtors as of the close of the Effective Date, and shall be determined where appropriate on a consolidated or combined basis consistent with the manner in which the Debtors have previously filed tax returns. If the Effective Date occurs in a taxable year subsequent to the taxable year including January 1, 1996, the amount of Allowed Administrative Tax Claims shall be determined by carrying forward all available net operating losses, capital losses, alternative minimum tax net operating losses, and other tax attributes of the Debtors and members of their consolidated or combined groups, where applicable, for full use in the period of such subsequent taxable year deemed for these purposes to end on the Effective Date.

     (C) PRIORITY TAX CLAIMS Each Allowed Claim for State taxes entitled to priority in accordance with Section 507(a)(8) of the Bankruptcy Code, shall be paid in cash in full by the Trust on the later of (i) the Initial Distribution Date, or (ii) the date such payment is due under applicable law.

     2.3 OTHER PRIORITY CLAIMS Each Priority Claim, if any, shall be paid in cash in full by the Trust on the Initial Distribution Date, or such later date as provided in any agreement or employment policy governing such Claims.

     2.4 PRESERVATION OF RETIREE BENEFITS On the Effective Date, the Trust shall provide for the continuation of the payment of any applicable retiree benefits, as that term is defined in Section 1114 of the Bankruptcy Code, at the level established by the Debtors prior to Confirmation pursuant to the terms of the applicable retiree benefit documents in accordance with Section 1114 of the Bankruptcy Code for the duration of the period the Debtors have obligated themselves to provide such benefits.

     2.5 U.S. TRUSTEE FEES All fees payable under 28 U.S.C. Section 1930 shall be paid in cash in full by the Trust on the Effective Date and thereafter by the Trust in accordance with such statute.

                                   ARTICLE III
                 DESIGNATION OF CLASSES OF CLAIMS AND INTERESTS

     Pursuant to Section 1123 of the Bankruptcy Code, the Debtors designate the following Classes of Claims and Interests.

     3.1 CLASSIFICATION OF CLAIMS AGAINST AND INTERESTS IN ICH All Claims against and Interests in ICH, except Administrative and Priority Claims, are classified as follows:

     (A) SECURED CLAIMS

     (I) ICH CLASS 1--SECURED CLAIM OF OZARK ICH designates as a Class the Claim of Ozark against ICH secured by its lien on unplatted property of ICH situated in Perry Park.

     (II) ICH CLASS 2--SECURED CLAIM OF SAYYAH ICH designates as a Class the Claim of Sayyah against ICH to the extent such Claim is subject, pursuant to Sections 506(a) and 553 of the Bankruptcy Code, to offset against the debt owed to ICH by Sayyah. The remaining balance of such Claim, if any, to the extent such Claim is an Allowed Claim, is and shall be treated as an ICH Class 5 Claim.

     (III) ICH CLASS 3--TENNECO ICH designates as a Class the Claims of Tenneco against ICH, including its Claim represented by the 9% unsecured note due 1996 issued by ICH which is subject, pursuant to Sections 506(a) and 553 of the Bankruptcy Code, to offset against the debt owed to ICH by Tenneco.

     (IV) ICH CLASS 4--OTHER SECURED CLAIMS ICH designates as a Class all other Secured Claims against ICH, if any.

     (B) UNSECURED CLAIMS

FIRST AMENDED JOINT PLAN OF REORGANIZATION

     (I) ICH CLASS 5--GENERAL UNSECURED CLAIMS ICH designates as a Class the Unsecured Claims including, but not limited to, any Claims of the Record and Beneficial Holders of Notes as of the Distribution Record Date and the Securities-Related Claims, if any, to the extent related to the Notes.

     (C) INTERESTS

     (I) ICH CLASS 6--PREFERRED STOCK ICH designates a Class consisting of the Interests of the Record and Beneficial Holders of Preferred Stock as of the Distribution Record Date and the Securities-Related Claims against ICH, if any, to the extent related to the Preferred Stock.

     (II) ICH CLASS 7--COMMON STOCK ICH designates a Class consisting of the Interests of the Record and Beneficial Holders of Common Stock as of the Distribution Record Date and the Securities-Related Claims against ICH, if any, to the extent related to the Common Stock.

     3.2 CLASSIFICATION OF CLAIMS AGAINST AND INTERESTS IN SWL HOLDING All Claims against and Interests in SWL Holding, except Administrative and Priority Claims, are classified as follows:

     (A) SWL HOLDING CLASS 1--SECURED CLAIMS SWL Holding designates as a Class all Secured Claims against SWL Holding, if any.

     (B) SWL HOLDING CLASS 2--GENERAL UNSECURED CLAIMS SWL Holding designates as a Class all Unsecured Claims against SWL Holding, if any.

     (C) SWL HOLDING CLASS 3--COMMON STOCK SWL Holding designates a Class consisting of all Interests in SWL Holding arising from outstanding common stock of SWL Holding as of the Effective Date.

     3.3 CLASSIFICATION OF CLAIMS AGAINST AND INTERESTS IN CARE All Claims against and Interests in Care, except Administrative and Priority Claims, are classified as follows:

     (A) CARE CLASS 1--SECURED CLAIMS Care designates as a Class all Secured Claims against Care, if any.

     (B) CARE CLASS 2--GENERAL UNSECURED CLAIMS Care designates as a Class all Unsecured Claims against Care, if any.

     (C) CARE CLASS 3--COMMON STOCK Care designates a Class consisting of all Interests in Care arising from outstanding common stock of Care as of the Effective Date.

                                   ARTICLE IV
              PROVISIONS FOR SATISFACTION OF CLAIMS AND INTERESTS

     The Claims and Interests as classified in Article III hereof shall be satisfied in the manner set forth in this Article IV. The treatment of, and the consideration to be received by, Entities holding Allowed Claims against and/or Allowed Interests in the Debtors pursuant to this Joint Plan shall be in full settlement, release, and discharge of their respective Allowed Claims against and Allowed Interests in the Debtors.

     4.1 TREATMENT OF CLASSIFIED CLAIMS AGAINST AND INTERESTS IN ICH All classified Claims against and Interests in ICH, except Administrative and Priority Claims, shall be treated as follows:

     (A) SECURED CLAIMS

     (I) ICH CLASS 1--SECURED CLAIM OF OZARK The Allowed Amount of the Secured Claim of Ozark shall be paid in cash in full by the Trust. The Allowed Amount of such Claim is the sum of (a) the outstanding balance of the promissory note from ICH to Ozark, which is $323,863.19, (b) accrued but unpaid prepetition interest of $9,804.62, (c) postpetition interest from the Petition Date until such Claim is paid in full, calculated at the contract rate set forth in such promissory note, and (d) reasonable fees and expenses, if any, incurred by Ozark as provided in Section 506(b) of the Bankruptcy Code. Ozark shall retain its lien on the collateral securing such Claim until such Claim has been paid in full hereunder, at which time Ozark shall deliver a release of its lien in recordable form in accordance with the terms of its mortgage.

     (II) ICH CLASS 2--SECURED CLAIM OF SAYYAH The Allowed Secured Claim of Sayyah shall be satisfied by an offset of the Allowed Amount of Sayyah's Claim against the amount of Sayyah's obligation to ICH.

     (III) ICH CLASS 3--TENNECO The Tenneco Claims are the subject of the Tenneco Settlement anticipated by the Debtors to be presented to the Bankruptcy Court in the Tenneco Settlement Motion prior to the Confirmation Hearing. If the Tenneco Settlement Motion has been granted by Order of the Bankruptcy Court on or before the Confirmation Date, then this Class shall be moot and the Tenneco Settlement shall be in exchange for and in full satisfaction of all Claims of Tenneco. If the Tenneco Settlement has not been approved prior to Confirmation, Confirmation of the Plan shall constitute

FIRST AMENDED JOINT PLAN OF REORGANIZATION the Bankruptcy Court's approval of the Tenneco Settlement, and the Confirmation Order shall contain provisions to such effect. If the Tenneco Settlement has been disapproved by the Bankruptcy Court prior to Confirmation, the Allowed Secured Claim of Tenneco shall be satisfied by an offset of the Allowed Amount of Tenneco's Claim against the amount of Tenneco's obligation to ICH, and the Confirmation Order shall contain provisions to such effect.

     (IV) ICH CLASS 4--OTHER SECURED CLAIMS Each ICH Class 4 Claim shall be satisfied by payment in full in cash from the Trust in the Allowed Amount of such Secured Claim or by delivery to the holder of an Allowed ICH Class 4 Claim of the property securing such Claim, at the election of the Trustee, on the later of (i) the Distribution Date or (ii) the date such payment is due under applicable law.

     (B) UNSECURED CLAIMS

     (I) ICH CLASS 5--GENERAL UNSECURED CLAIMS In exchange for and in full settlement of all ICH Class 5 Claims, the holders of Allowed ICH Class 5 Claims shall receive all beneficial interest in and the proceeds of all Trust Assets, which, following payment of or provision for all other Claims as provided in
Article II and Section 4.1(a) of this Joint Plan, shall be distributed to the ICH Class 5 Claimants according to the following procedures:

     (a) on the Initial Distribution Date, a Pro Rata distribution of Available Cash determined as of the Effective Date;

     (b) subsequent to the Initial Distribution Date, Pro Rata distributions of Available Cash as and when from time to time determined and declared by the Trustee in accordance with the provisions of the Trust Agreement.

     (C) ICH INTERESTS

     (I) ICH CLASS 6--PREFERRED STOCK In exchange for and in full satisfaction of all Interests related to Preferred Stock, Record Holders of Allowed ICH Class 6 Interests shall be entitled to receive, on the Effective Date, for each share of Preferred Stock held, 0.2 shares of Reorganized ICH Common Stock, rounded to the nearest whole number of shares; PROVIDED, HOWEVER, that: (a) no distribution of Reorganized ICH Common Stock shall be made with respect to any shares of Preferred Stock held by any Beneficial Holder who holds less than 14 shares of Preferred Stock and the ICH Class 6 Interest of such Beneficial Holders shall be reduced to zero (and Record Holders who are nominee holders for more than one Beneficial Holder shall not aggregate holdings of such Beneficial Holders for purposes of determining the distribution to which such Record Holder may be entitled pursuant to this Section 4.1(c)(i)); (b) any Beneficial Holder of an Allowed ICH Class 6 Interest that holds, in the aggregate, between 14 and 650 shares of Preferred Stock (or that agrees to voluntarily reduce its Class 6 Interest to 650 shares of Preferred Stock), or any Record Holder specifically authorized by that Beneficial Holder, may elect at the time it tenders its Securities pursuant to a Letter of Transmittal to receive a single cash payment of $.36 per share of Preferred Stock in lieu of receiving shares of Reorganized ICH Common Stock; and (c) any Beneficial Holder of a Allowed ICH Class 6 Interest, or any Record Holder specifically authorized by that Beneficial Holder, may agree in writing with the Equity Committee prior to the Effective Date, or with Reorganized ICH on or after the Effective Date, to accept any lesser amounts of cash or Reorganized ICH Common Stock in full satisfaction of its ICH Class 6 Interest.

     Holders of Allowed Securities-Related Claims related to Preferred Stock, if any, shall receive no distributions except as provided in Section 11.4 of this Joint Plan.

     (II) ICH CLASS 7--COMMON STOCK In exchange for and in full satisfaction of all Interests related to Common Stock, Record Holders of Allowed ICH Class 7 Interests shall be entitled to receive, on the Effective Date, for each share of Common Stock held, 0.0269 shares of Reorganized ICH Common Stock, rounded to the nearest whole number of shares; PROVIDED, HOWEVER, that: (a) no distribution of Reorganized ICH Common Stock shall be made with respect to any shares of Common Stock held by any Beneficial Holder who holds less than 101 shares of Common Stock and the ICH Class 7 Interest of such Beneficial Holders shall be reduced to zero (and Record Holders who are nominee holders for more than one Beneficial Holder shall not aggregate holdings of such Beneficial Holders for purposes of determining the distribution to which such Record Holder may be entitled pursuant to this Section 4.1(c)(ii)); (b) any Beneficial Holder of an Allowed ICH Class 7 Interest that holds, in the aggregate, between 101 and 5,000 shares of Common Stock (or that agrees to voluntarily reduce its ICH Class 7 Interest to 5,000 shares of Common Stock), or any Record Holder specifically authorized by that Beneficial Holder, may elect at the time it tenders its Securities pursuant to a Letter of Transmittal to receive a single cash payment of $.05 per share of Common Stock in lieu of receiving shares of Reorganized ICH Common Stock; and (c) any Beneficial Holder of an Allowed ICH Class 7 Interest, or any Record Holder specifically authorized by that Beneficial Holder, may agree in writing with the Equity Committee prior to the Effective Date, or with Reorganized ICH on or after the Effective Date, to accept any lesser amounts of cash or Reorganized ICH Common Stock in full satisfaction of its Class 7 Interest.

FIRST AMENDED JOINT PLAN OF REORGANIZATION

     Holders of Allowed Securities-Related Claims related to Common Stock, if any, shall receive shares of Reorganized ICH Common Stock calculated in accordance with Section 11.5 of this Joint Plan.

     4.2 TREATMENT OF CLASSIFIED CLAIMS AGAINST AND INTERESTS IN SWL HOLDING All classified Claims against and Interests in SWL Holding, except Administrative and Priority Claims, shall be treated as follows:

     (A) SWL HOLDING CLASS 1--SECURED CLAIMS Each SWL Holding Class 1 Claim shall be satisfied by payment in full in cash by the Trust in the Allowed Amount of such Secured Claim or by delivery to the holder of an Allowed SWL Holding Class 1 Claim of the property securing such Claim, at the election of the Trustee on the later of (i) the Initial Distribution Date or (ii) the date such payment is due under applicable law.

     (B) SWL HOLDING CLASS 2--GENERAL UNSECURED CLAIMS In exchange for and in full settlement of all SWL Holding Class 2 Claims, the holders of SWL Holding Class 2 Claims shall be paid in cash by the Trust from assets originating in the Estate of SWL Holding the Allowed Amount of such Claim on the later of (i) the Initial Distribution Date or (ii) the date such payment is due under applicable law. If the Allowed Amount of such Claims cannot be paid in full from such assets, then the Trust shall pay all such Claims Pro Rata among such Allowed SWL Holding Class 2 Claims.

     (C) SWL HOLDING CLASS 3--COMMON STOCK On the Effective Date, Reorganized ICH shall retain the common stock of SWL Holding after the transfer of all SWL Holding's assets to the Trust.

     4.3 TREATMENT OF CLASSIFIED CLAIMS AGAINST AND INTERESTS IN CARE All classified Claims against and Interests in Care, except Administrative and Priority Claims, shall be treated as follows:

     (A) CARE CLASS 1--SECURED CLAIMS Each Care Class 1 Claim shall be satisfied by payment in full in cash by the Trust in the Allowed Amount of such Secured Claim or by delivery to the holder of an Allowed Care Class 1 Claim of the property securing such Claim, at the election of the Trustee on the later of (i) the Initial Distribution Date or (ii) the date such payment is due under applicable law.

     (B) CARE CLASS 2--GENERAL UNSECURED CLAIMS In exchange for and in full settlement of all Care Class 2 Claims, the holders of Care Class 2 Claims shall be paid in cash by the Trust from assets originating in the Estate of Care the Allowed Amount of such Claim on the later of (i) the Initial Distribution Date or (ii) the date such payment is due under applicable law. If the Allowed Amount of such Claims cannot be paid in full from such assets, then the Trust shall pay all such Claims Pro Rata among such Allowed Care Class 2 Claims.

     (C) CARE CLASS 3--COMMON STOCK On the Effective Date, Reorganized ICH shall retain the common stock of Care, after the transfer of Care's non-Retained Assets to the Trust.

                                    ARTICLE V
                      DESIGNATION OF THE CLASSES OF CLAIMS
                         IMPAIRED UNDER THIS JOINT PLAN

     5.1 For purposes of Joint Plan solicitation, all ICH Classes are deemed to be Impaired and are, therefore, entitled to cast ballots on this Joint Plan; PROVIDED, HOWEVER, that if the Bankruptcy Court has entered a Final Order approving the Tenneco Settlement Motion prior to the balloting deadline, then Tenneco shall not be entitled to cast a ballot on this Joint Plan. All SWL Holding Classes of Claims and Care Classes of Claims are NOT Impaired and are, therefore, NOT entitled to cast ballots on this Joint Plan.

                                   ARTICLE VI
                                   SETTLEMENTS

     6.1 TENNECO SETTLEMENT Pursuant to the Tenneco Settlement, upon the earlier of the granting by the Bankruptcy Court of the Tenneco Settlement Motion by Final Order or the Effective Date of this Joint Plan, ICH and Tenneco shall mutually release all Claims against each other as more fully set forth in the Tenneco Settlement, and Tenneco shall pay to ICH or the Trust, as applicable, the sum of $18.5 million and deliver to ICH the 9 1/2% unsecured note due 1996 of ICH marked "cancelled," and Proof of Claim No. 226 Filed by Tenneco shall be deemed disallowed with prejudice to refiling.

     6.2 SHAW GROUP SETTLEMENT

     (A) CASH CONTRIBUTION On the Effective Date, the Shaw Group shall pay $500,000 in cash to Reorganized ICH.

     (B) WITHDRAWAL OF PROOFS OF CLAIMS On the Effective Date, the Shaw Group shall withdraw the Claims that the Shaw Group, and the members thereof, Filed.

FIRST AMENDED JOINT PLAN OF REORGANIZATION

     (C) TRANSFERABILITY OF CFSB INTEREST Notwithstanding any provisions related to the CFSB Interest to the contrary, the CFSB Interest shall not be subject to any transferability or ownership restrictions; PROVIDED, HOWEVER, the following conditions shall apply:

          (i) The CFSB interest may not be transferred, sold, or assigned by the Trust or any subsequent purchaser except in its entirety. In other words, the CFSB Interest may not be subdivided and sold in parcels to multiple entities and this restriction shall apply to subsequent purchasers. Notwithstanding the foregoing, a transferee of the CFSB Interest may itself be composed of, or owned by, any number of entities.

          (ii) Pursuant to this Joint Plan, the CFSB Interest shall be transferred to the Trust. Thereafter, the Trust shall conduct an initial sale of the CFSB interest. In connection with such sale, CNC and Fail shall be entitled to receive bidding materials and to participate in the bidding process. The terms of the bidding process shall be determined in the sole discretion of the Trust, after consultation with such advisors as it deems appropriate.

          (iii) Attendant to the sale of the CFSB Interest, the Shaw Group shall prepare an index of prior written contracts and amendments related to the CFSB Interest which, together with copies of the documents listed on the index and such additional materials which the Trust may include (collectively the "CFSB Documents"), shall be made available for review by prospective purchasers. Prior to the conclusion of any sale of the CFSB Interest by the Trust, the Entity to whom the CFSB Interest is to be transferred must acknowledge in writing that it has had access to and an opportunity it deems adequate to review the CFSB Documents and an opportunity it deems adequate to consult with counsel of its choice concerning the CFSB Documents.

     (D) PERFORMANCE OF THE TAX SETTLEMENT The members of the Shaw Group and Carlisle shall perform their respective obligations under the Tax Settlement.

     (E) RELEASE OF SHAW GROUP On the Effective Date, the Debtors shall execute a release in favor of the Shaw Group pursuant to Section 10.3 of this Joint Plan.

     6.3 STIPULATION AND AGREEMENT WITH THE INDENTURE TRUSTEE

     The Debtors and the Indenture Trustee agree and stipulate that the Indenture Trustee shall hold an Allowed Claim on behalf of holders of the 1996 Notes in the Amount of $266,425,072 and on behalf of the holders of 2003 Notes in the amount of $94,835,928.

                                   ARTICLE VII
                        MEANS FOR EXECUTION OF JOINT PLAN

     7.1 EFFECTIVE DATE ENTITIES On the Effective Date, the Debtors shall cause the execution and delivery of the Trust Agreement in order to create the Trust and shall file the Charter Amendments for Reorganized ICH.

     7.2 PROPERTY OF ESTATES

     (A) SWL HOLDING AND CARE On the Effective Date:

          (i) SWL Holding and Care shall distribute to Reorganized ICH, all of their respective assets that constitute Retained Assets, free and clear of all liens, claims and encumbrances;

          (ii) Either SWL Holding and Care, or if distributed to ICH, ICH, shall distribute to the Trust all assets of, or originating in the estate of, SWL Holding and Care other than Retained Assets, free and clear of all liens, claims and encumbrances; and

          (iii) Reorganized ICH shall retain the common stock of SWL Holding and Care free and clear of all liens, claims, and encumbrances.

     (B) RETENTION OF THE RETAINED ASSETS BY REORGANIZED ICH On the Effective Date, the Retained Assets shall revest in Reorganized ICH, together with their respective bases for federal income tax purposes, free and clear of all liens, claims, and encumbrances.

     (C) TRANSFER OF THE TRUST ASSETS BY ICH TO THE TRUST On the Effective Date, the Trust Assets owned by ICH shall be conveyed to the Trust by ICH, free and clear of all liens, claims, and encumbrances except as provided in this Joint Plan.

FIRST AMENDED JOINT PLAN OF REORGANIZATION

     7.3 PROVISIONS RELATING TO THE TRUST

     (A) CREATION OF THE TRUST On the Effective Date, the Debtors shall establish the Trust. The specific terms, conditions, and rules governing the Trust are contained in the Trust Agreement. The Trustee shall, in accordance with such Trust Agreement, pay or provide for the payments required by this Joint Plan to be made to the Claimants in ICH Classes 1, 2, 3, and 4, SWL Holding Classes 1 and 2, and Care Classes 1 and 2; thereafter the Trustee shall distribute Available Cash from time to time, in such amounts as the Trustee shall determine, to the ICH Class 5 Claimants.

     (B) TERM The Trust shall have a term of three (3) years from the Effective Date. The Trustee may apply to the Bankruptcy Court to terminate the Trust prior to the expiration of the three (3) year term in the event all activities of the Trust are completed or if all of the Trust Assets have been liquidated and the proceeds therefrom have been distributed in accordance with this Joint Plan. The Trustee may apply to the Bankruptcy Court to extend the term of the Trust if the liquidation of the Trust Assets and distribution of proceeds therefrom has not been completed, or if other circumstances require such extension.

     (C) LIQUIDATION OF THE TRUST ASSETS The Trustee shall collect and reduce to cash the Trust Assets as expeditiously as is compatible with the best interests of the beneficiaries of the Trust in accordance with the Trust Agreement.

     (D) REPORTS The Trustee shall prepare and file with the Bankruptcy Court such reports as the Trust Agreement provides.

     (G) PROVISIONS REGARDING TRUST INTERESTS

     (I) ALLOCATION OF TRUST INTERESTS; ISSUANCE OF TRUST CERTIFICATES Each holder of an Allowed ICH Class 5 Claim shall have a percentage of Trust Interests equal to (A) the Allowed Amount of such Claimant's ICH Class 5 Claim divided by (B) the sum of the total of the Allowed Amounts of all Allowed Class 5 Claims as of the Effective Date and the total amount of all Contested Claims as of the Effective Date; PROVIDED THAT such percentage shall automatically be adjusted in accordance with the above formula upon and as of the date of the disallowance of any such Contested Claims or the allowance of any such Contested Claim in an amount other than the amount of such Contested Claim as of the Effective Date. Trust Certificates (or any other security or instrument evidencing any Trust Interest) may be distributed only in accordance with the Trust Agreement.

     (II) LEGENDED CERTIFICATES The Trust Certificates, if distributed, shall contain (i) such legend or legends as may be required under applicable federal and state securities laws, (ii) such legend or legends as may be determined by the Trustee, and (iii) the following legend:

     The exercise of voting rights with respect to the interests represented by the Trust Certificates and the transfer of the Trust Certificates are subject to restrictions set forth in the Trust Agreement.

     (III) TRUST INTEREST REGISTER; OWNERSHIP OF INTERESTS The Trustee or the Registered Agent thereof shall keep for such purpose at its principal office a register (the "Trust Interest Register") in which the Trustee shall provide for the registration of Trust Interests and registration of transfer of Trust Interests. The Trustee may treat the person or entity in whose name any Trust Interest is registered on such register as the owner thereof for the purposes of receiving distributions from Trust Assets and for all other reasons.

     (IV) TRANSFER OF TRUST INTERESTS Prior to the distribution, if any, of Trust Certificates, Trust Interests may not be transferred and no purported transfer of any Trust Interest shall be registered on the Trust Interest Register. After any such distribution of Trust Certificates, any Trust Interest may be transferred upon the Trust Interest Register, upon presentation of the Trust Certificate evidencing such Trust Interest at the designated office of the Trustee and evidence satisfactory to the Trustee that such transfer is in accordance with all applicable federal and state securities laws.

     Notwithstanding the above, no Trust Interest may be transferred unless such transfer is made (i) pursuant to a registration statement effective under the Securities Act of 1933, as amended ("Securities Act"), or pursuant to an available exemption from the registration requirements of the Securities Act and
(ii) in accordance with all applicable state securities laws.

     7.4 REORGANIZED ICH

     (A) CHARTER AMENDMENTS The Restated Certificate of Incorporation and the By-laws of Reorganized ICH shall be adopted substantially in the form filed with the Bankruptcy Court not less than ten (10) Business Days prior to Confirmation and may be amended as necessary to satisfy any provisions of this Joint Plan and
Section 1123(a)(6) of the Bankruptcy Code. All amendments to the Certificate of Incorporation of Reorganized ICH contemplated by this

FIRST AMENDED JOINT PLAN OF REORGANIZATION

Section 7.4(a) shall be filed with the Delaware Secretary of State on the Effective Date or as soon thereafter as is reasonably practicable and shall become effective on the date so filed.

     (B) BOARD OF DIRECTORS Upon the Effective Date, the By-laws of Reorganized ICH shall provide that Reorganized ICH shall have a board of directors consisting of between four (4) and nine (9) members. The initial board of directors (the "Initial Board") shall be selected by the Equity Committee, and shall consist of James R. Arabia, Michael D. Dunn, Kenneth P. Giddens and Carl
D. Robinson. The Equity Committee may identify additional directors to serve on the Initial Board at least ten (10) days prior to the Confirmation Hearing. From and after the Effective Date, Directors shall be selected in accordance with the By-laws of Reorganized ICH.

     (C) OFFICERS On the Effective Date, James R. Arabia shall serve as president and Chief Executive Officer of Reorganized ICH, pursuant to the terms of a two-year employment agreement, at the pleasure of the board of directors. Pursuant to the terms of his anticipated employment agreement, Mr. Arabia shall receive a salary of $90,000 per year, a bonus in an amount to be determined by the board, reimbursement of his reasonable out-of-pocket expenses, and certain benefits including health insurance and other typical employee benefits. Mr. Arabia shall also receive options, priced at fair market value, for the purchase of up to 176,000 shares of Reorganized ICH Common Stock. To the extent then known, the Equity Committee may identify further officers of Reorganized ICH not less than ten (10) days prior to the Confirmation Hearing.

     7.5 OTHER BUSINESS TRANSACTIONS TO OCCUR ON THE EFFECTIVE DATE

     (A) PROVISIONS REGARDING THE MODERN/WESTERN AGREEMENT AND THE PHILADELPHIA AMERICAN AGREEMENT On or before the Effective Date, the Debtors shall execute such documents as may be necessary or appropriate to effectuate the assumptions by ICH, and ultimately the Trust, of the obligations of BML under the Modern/Western Agreement as contemplated by Section 12.15 thereof and under the Philadelphia American Agreement as contemplated by Section 12.18 thereof; provided, however, that following the Effective Date, such obligations shall be obligations of the Trust and shall not be obligations of Reorganized ICH.

     (B) PROVISION REGARDING PERRY PARK On the Effective Date, BML shall transfer to Reorganized ICH all of its right, title and interest in and to Perry Park, free and clear of all liens, claims and encumbrances. As a portion of Perry Park is currently owned solely by BML, with the other portion being owned by ICH, this conveyance shall have the effect of consolidating the ownership of Perry Park entirely within Reorganized ICH.

     (C) PROVISIONS REGARDING BML

     (I) TRANSFER OF ASSETS OF BML. On the Effective Date, and following the transfer described Section in 7.5(b) above, (A) Care and/or ICH shall take such action as may be necessary or appropriate to cause BML to transfer to the Trust all assets of BML other than (1) the BML Licenses, (2) assets representing capital and surplus as may be required by the Illinois Department of Insurance and other insurance regulatory authorities in those jurisdictions in which BML holds a BML License to maintain such insurance licenses (the "Capital and Surplus Retention Assets"), which Capital and Surplus Retention Assets shall consist of particular BML assets determined by the Trustee, and (3) the books and records of BML and (B) the Trust shall assume all non-reinsured liabilities of BML as of the Effective Date. The transfer of BML's assets to the Trust may take the form of a distribution of such assets to ICH, followed by a transfer from ICH to the Trust; a purchase by the Trust from BML; or an acquisition by the Trust in exchange for the assumption by the Trust of certain BML liabilities that the Trust is required to assume under this Section 7.5.

     (II) BML STOCK. Reorganized ICH shall retain the capital stock of BML on the Effective Date.

     (III) BML  RECONCILIATION.  On the second Business Day after the earlier of
(A) 90 days after the Effective Date or (B) the date Reorganized ICH notifies the Trust in writing that Reorganized ICH desires to accelerate such 90-day period (the "BML Initial Reconciliation Date"), Reorganized ICH shall either (1) cause BML to transfer to the Trust (or to Reorganized ICH, which shall then transfer to the Trust) all of the Capital and Surplus Retention Assets (adjusted to reflect any gains or losses incurred thereon) and retain the capital stock of BML with no further obligation by Reorganized ICH or the Trust under this
Section 7.5(c)(iii) OR (2) transfer to the Trust (or a third party designated by the Trust) all of the outstanding capital stock of BML (together with the Capital and Surplus Retention Assets) in return for a payment by the Trust to Reorganized ICH of $5 million; PROVIDED, HOWEVER, that in the event Reorganized ICH elects to transfer to the Trust the stock of BML and any regulatory approval required to be obtained by the Trust (or any third party designated by the Trust) with respect to the transfer of the BML stock shall not have been obtained as of the BML Initial Reconciliation Date, then (X) the Trust shall pay to Reorganized ICH the $5 million purchase price set forth above and (Y) Reorganized ICH shall deliver to the Bankruptcy Court, or such escrow agent as the Trust may reasonably direct, the certificates representing all of the outstanding capital stock of BML (the "BML Certificates") together with a stock power duly executed in blank

FIRST AMENDED JOINT PLAN OF REORGANIZATION

(the "BML Stock Power"), and the Bankruptcy Court, or such escrow agent as the Trust may reasonably direct, shall hold the BML Certificates and the BML Stock Power until directed by the Trust to deliver the BML Certificates to the Trust or to a third party designated by the Trust, at which time the Bankruptcy Court, or such escrow agent as the Trust may reasonably direct, shall deliver the BML Certificates and the BML Stock Power to the Trust or its designee. The date such transactions described herein (other than the delivery of the BML Certificates and the BML Stock Power out of the Bankruptcy Court or an escrow agent, if applicable) are consummated herein shall be referred to as the "BML Final Reconciliation Date," and the period from the Effective Date until the BML Final Reconciliation Date herein shall be referred to as the "BML Holding Period."

     (IV) ACTIONS PENDING RECONCILIATION. During the BML Holding Period, (A) Reorganized ICH shall use all commercially reasonable efforts to preserve and protect the value of the BML corporate shell (which holds the BML Licenses), including cooperating with the Trust in connection with any regulatory inquiries or approvals but excluding any obligation to contribute assets to BML, and the Trust shall reimburse Reorganized ICH for all reasonable out-of-pocket expenses incurred in performing its obligations under this clause (A); (B) the Trust shall maintain in BML additional assets necessary to maintain minimum capital and surplus plus any other amounts as may be required by the Illinois Department of Insurance, and all such additional assets shall constitute Capital and Surplus Retention Assets; (C) Reorganized ICH shall not conduct any operations of BML or otherwise cause BML to distribute or dispose of any assets; (D) no change shall be made in the officers or directors of BML; and (E) the Trust shall provide written instructions to direct the management and investment of the Capital and Surplus Retention Assets and Reorganized ICH shall have no liability for any investment loss incurred with respect to the Capital and Surplus Retention Assets except to the extent arising as a result of Reorganized ICH violating the provisions of this clause (E).

     (D) SALE PRIOR TO EFFECTIVE DATE. BML may be sold prior to the Effective Date only with the consent of the Equity Committee. If the capital stock of BML is sold prior to the Effective Date, (A) the actions referred to in Section 7.5(a) and (b) shall occur prior to any such sale; (B) the proceeds of such sale in excess of the fair market value of the capital and surplus of BML as assigned for purposes of determining the sales price shall constitute Retained Assets and shall become the property of Reorganized ICH and all other proceeds shall be delivered to the Trust; and (C) the foregoing provisions of Section 7.5(c) shall not apply and the actions referred to in Section 7.5(a) and (b) shall occur prior to any such sale.

     (E) CONFIRMATION ORDER PROVISIONS. The Confirmation Order shall contain such additional or clarifying provisions as may be reasonably requested by the Creditors Committee to implement the transaction considered by this Section 7.5.

     (F) ADDITIONAL PROVISIONS. The retention of the capital stock of BML by Reorganized ICH, the delivery of the BML Certificates to the Bankruptcy Court and the treatment of BML otherwise provided for in this Section 7.5 that may occur prior to the transfer of the BML Certificates to the Trust or to any third-party designated by the Trust shall not constitute a change in control of BML for the purpose of any applicable law governing or otherwise restricting the ownership or change of control of BML as a property and casualty insurance company. The foregoing shall not apply to any transfer of the BML Certificates to the Trust or to any third party designated by the Trust.

     7.6 PROVISIONS RELATING TO INDENTURES

     (A) TERMINATION OF INDENTURES On the Effective Date, the Indentures shall, except as provided in this Joint Plan, be deemed cancelled, terminated, and of no further force or effect and this Joint Plan shall operate to cancel all obligations of the Debtors, the Trust or Reorganized ICH under the Indentures; PROVIDED, HOWEVER, that the Indentures shall continue in effect for the sole purpose of allowing the Indenture Trustee to facilitate and assist in making distributions to be made to Record Holders of Notes as of the Effective Date under this Joint Plan and to maintain records as required under the Indentures. Any actions taken by the Indenture Trustee that are not for the purposes authorized herein shall be null and void, and the Debtors, the Trust, and Reorganized ICH shall not have any obligation to the Indenture Trustee for any fees, costs or expenses incurred in connection with such unauthorized actions. Upon the completion of distributions required to be made under this Joint Plan to Record Holders of Notes as of the Effective Date, the Debtors may terminate the Indentures and the Indenture Trustee's authority to act thereunder by giving ten (10) days written notice of termination to the Indenture Trustee identifying the Indenture to be so terminated. Termination of the Indenture shall be without prejudice to the rights of the Indenture Trustee effected by such termination
(i) to seek or enforce the allowance and payment of its reasonable and necessary costs and fees under the Indenture, or (ii) to intervene or appear in this Chapter 11 Case as a party in interest and to be heard concerning any post-confirmation matter affecting the interests of the Record Holders of Notes represented by such Indenture Trustee. Notwithstanding the foregoing, such cancellation of the Indentures shall not impair the rights of holders of the Notes to receive distributions on account of such Notes pursuant to this Joint Plan, nor shall it impair the rights of the Indenture Trustee to enforce its liens, if any, under the Indentures.

FIRST AMENDED JOINT PLAN OF REORGANIZATION

     (B) PAYMENT OF INDENTURE TRUSTEE'S FEES AND EXPENSES The Indenture Trustee may apply to the Bankruptcy Court, pursuant to Section 503(b) of the Bankruptcy Code, for reimbursement from the Debtors' estates of the Indenture Trustee's reasonable fees and expenses incurred in performing its duties under the Indenture (including those called for by the Joint Plan), including those of its attorneys, PROVIDED, HOWEVER, that all fees and expenses, regardless of the source of payment and regardless of whether paid pursuant to the Indenture Trustee's charging lien or the Indenture, are subject to a determination of reasonableness by the Bankruptcy Court pursuant to Section 1129(a)(4) of the Bankruptcy Code.

     7.7 TERMINATION OF THE COMMITTEES On the Initial Distribution Date, the Creditors Committee and the Equity Committee shall cease to exist and have no further status as parties in interest except for purposes of prosecuting any applications for Fee Claims and of participating in any appeal of the Confirmation Order, in which events such committees shall cease to exist immediately after the resolution of such matters. Following the termination of the Committees, any professional that was employed by the Creditors Committee may be employed by the Trust and any professional that was employed by the Equity Committee may be employed by Reorganized ICH.

     7.8 CLOSING OF EFFECTIVE DATE TRANSACTIONS The proponents of this Joint Plan shall File, on or before ten (10) Business Days prior to the Confirmation Hearing, the agenda and order in which the transactions contemplated in this Joint Plan shall be closed.

                                  ARTICLE VIII
                             TREATMENT OF EXECUTORY
                         CONTRACTS AND UNEXPIRED LEASES

     8.1 EXECUTORY CONTRACTS AND UNEXPIRED LEASES Unless the Debtors expressly assume, as provided by Section 365(a) of the Bankruptcy Code, an executory contract or an unexpired lease on or before the Confirmation Date, each executory contract and unexpired lease shall be deemed rejected.

     8.2 CLAIMS FOR REJECTED EXECUTORY CONTRACTS AND UNEXPIRED LEASES Any Claims made on account of executory contracts or unexpired leases that are deemed rejected pursuant to Section 8.1 must be Filed within 30 days after the Confirmation Date or such Claim shall be forever barred and discharged. To the extent all or a part of the damages asserted in such a rejection claim are Allowed by Final Order, such Claim shall be treated as an ICH Class 5 Claim.

                                   ARTICLE IX
           PROVISIONS REGARDING TENDER OF SECURITIES, DISTRIBUTIONS,
                  DISTRIBUTION AGENT, AND OBJECTIONS TO CLAIMS

     9.1 PROVISIONS RELATING TO SECURITIES

     (A) INITIAL DISTRIBUTION OF AVAILABLE CASH As provided in Section 4.1(b) of this Joint Plan, on the Initial Distribution Date, the Trustee shall make her initial distribution of Available Cash to holders of Allowed ICH Class 5 Claims.

     (B) DISTRIBUTION RECORD DATE The Effective Date shall be the date for determining the Entities holding Securities who are entitled to receive distributions pursuant to Article IV of this Joint Plan. As of the close of business on the Effective Date, the transfer ledgers in respect of the Securities shall be closed, and no transfer of Securities occurring after the Effective Date shall be recognized. Reorganized ICH, the Trustee, the Transfer Agent, the Distribution Agent, the Indenture Trustee and their respective agents shall be entitled instead to recognize and deal for all purposes herein with only those holders of record stated on the respective transfer ledgers for the Securities as of the close of business on the Effective Date.

     (C) CANCELLATION OF SECURITIES On the Effective Date, all outstanding Securities (and the rights of the Claimants and Interest Holders therein) together with any options, rights or warrants to purchase Securities from the Debtors, shall be terminated, cancelled, and extinguished. Notwithstanding the foregoing, cancellation of the Securities shall not impair the rights of Record Holders of the Securities as of the Effective Date to receive distributions on account of such Securities pursuant to this Joint Plan.

     (D) TENDER OF SECURITIES

          (i) Letters of Transmittal shall be required to be completed and duly executed in accordance with the instructions accompanying such Letters of Transmittal.

          (ii) As a condition to the receipt by any holder of Securities of any distribution under the Joint Plan to be made on account of such Securities, such holder of the Securities must deliver to the Distribution Agent the Securities giving rise to such holder's Allowed Claim or Interest, together with the Letter of Transmittal, properly completed and

FIRST AMENDED JOINT PLAN OF REORGANIZATION
     executed by such holder of the Securities, and any documents required by the Letter of Transmittal, on or before the second anniversary of the Effective Date. The method of delivery of the Securities to the Distribution Agent is at the election and risk of the holder of the Securities, but if such delivery is by mail, it is recommended that the holder use properly insured, registered mail, return receipt requested. The Letter of Transmittal and the Securities shall be sent to the Distribution Agent and shall not be sent to the Trustee or to Reorganized ICH. Upon receipt of Securities, the Distribution Agent shall mark the Securities as "cancelled" or "paid." In the event of any lost or destroyed Securities, the holder thereof must deliver an affidavit of loss or destruction to the Distribution Agent (and, if required, the Transfer Agent or Indenture Trustee, as applicable), as well as an agreement to indemnify Reorganized ICH, the Distribution Agent, and the Trust (and, if required, the Transfer Agent or Indenture Trustee, as applicable), in form and substance reasonably acceptable to Reorganized ICH, the Distribution Agent, the Trust and, if required, the Transfer Agent or Indenture Trustee, as applicable, including, if requested, an appropriate bond, in order to receive any distribution under the Joint Plan on account of such Securities.

          (iii) All questions as to the validity, form, or eligibility of the tendered Securities shall be resolved by the Bankruptcy Court. The Distribution Agent shall be under no duty to give notification of defects in such tenders, and shall not incur liabilities for failure to give notification of such defects. Any Securities received by the Distribution Agent that are not properly tendered and as to which the irregularities have not been cured or waived, shall be returned by the Distribution Agent to the appropriate tendering holder as soon as practicable.

     (E) UNSURRENDERED OUTSTANDING SECURITIES Two (2) years after the Effective Date, any holder of an Allowed Claim or Allowed Interest arising on account of outstanding Securities who has not surrendered such holder's Securities as set forth in Section 9.1(d) of this Joint Plan shall forfeit, to the extent permitted by law, such holder's right to receive any distribution under this Joint Plan with respect to such Allowed Claim or Allowed Interest, provided that this Section 9.1(e) shall not apply to Securities-Related Claims.

     (F) TREASURY SECURITIES All Securities held in treasury by ICH immediately before the Effective Date shall be cancelled and extinguished as of the Effective Date without any action on the part of ICH and no payment or distribution shall be made with respect thereto.

     9.2 DELIVERY OF DISTRIBUTIONS Distributions and deliveries called for by this Joint Plan, other than distributions with respect to non-Classified Claims, shall be made (i) to the holders of Allowed Claims in ICH Classes 1, 2, 3, 4 and 5 (except as provided in clause (ii) below), ICH Classes 6 and 7 (to the extent, if any, related to Securities-Related Claims within those Classes), SWL Holding Classes 1 and 2, and Care Classes 1 and 2, at the addresses set forth on the proofs of claim Filed by such holders (or at the last known addresses of such holders if no proof of claim is Filed or if the Debtors have been notified of a change of address), (ii) to Record Holders of Notes on account of their Class 5 Claims, at the addresses contained in the records of the Indenture Trustee as of the Effective Date and (iii) to the Record Holders of Preferred Stock and Common Stock, at the addresses contained in the records of the appropriate Transfer Agent as of the Effective Date. No distribution shall be mailed to any holder of an Allowed Claim or Allowed Interest if any mailing to such holder's last known address has been returned as undeliverable, unless and until the Debtors or the Distribution Agent are notified of such holder's then-current address, at which time all returned distributions then due shall be made to such holder without interest. All claims for undeliverable distributions shall be made on or before the later of (a) two years after the Effective Date or (b) 120 calendar days after an order of the Bankruptcy Court allowing such holder's Claim or Interest becomes a Final Order, after which period the Claim or Interest of any holder with respect to such property or with respect to any undeliverable distribution shall be deemed abandoned, discharged, and forever barred as of the second anniversary of the Effective Date. Notwithstanding the above, if any Trust Interest is transferred after the Effective Date, distributions to be made with respect to any such Trust Interest shall be made to the record holder of such Trust Interest on the applicable Distribution Date.

     9.3 DISTRIBUTION AGENT The Distribution Agent shall make distributions of Reorganized ICH Common Stock and cash as required in this Joint Plan to be distributed to holders of Allowed ICH Class 6 and 7 Interests except for distributions, if any, made pursuant to Section 11.1(b) of this Joint Plan, which distributions shall be made by the Trust or such agent as the Trust may employ, as provided in Section 11.1(b). The Trustee or such agent as the Trust may employ in its sole discretion shall make all other distributions of cash as are required to be made under this Joint Plan; provided that distributions to be made to Record Holders of the Notes as of the Effective Date may be made by the Trust, such other agent as the Trust may employ in its sole discretion, the Distribution Agent, or the Indenture Trustee.

     9.4 NO DISTRIBUTIONS PENDING ALLOWANCE No payments or distributions shall be made with respect to all or any portion of a Contested Claim or Contested Interest unless and until such Claim or Interest becomes an Allowed Claim or Allowed Interest as determined by Final Order.

FIRST AMENDED JOINT PLAN OF REORGANIZATION

     9.5 RESERVE FOR CERTAIN DISTRIBUTIONS On and after the Effective Date, the Trust shall withhold from the property to be distributed under this Joint Plan, and shall reserve, an amount sufficient to be distributed on account of Contested Claims as of the Initial Distribution Date. As to any Contested Claim, upon a request for estimation by the party in interest, the Bankruptcy Court shall determine what amount is sufficient to withhold as the reserved distribution amount. In the event that no party in interest elects to request such an estimation from the Bankruptcy Court with respect to a Contested Claim, the Debtors or, after the Effective Date, the Trust shall withhold as the reserved distribution amount (the "Reserved Distribution Amount") the amount which, in the discretion of the Trustee, such Claimant would have received under this Joint Plan, if any, if the proof of claim Filed by or on behalf of Claimant were Allowed. Reorganized ICH shall reserve sufficient authorized but unissued shares of Reorganized ICH Common Stock to allow for distributions to holders of Allowed Securities-Related Claims, if any, related to the Common Stock or Preferred Stock.

     Payments and distributions to each holder of a Contested Claim or Contested Interest to the extent that it ultimately becomes an Allowed Claim or Allowed Interest, shall be made in accordance with the provisions of this Joint Plan governing the respective Class of Claims or Interests of which such Contested Claim or Contested Interest belongs. As soon as practicable after the date that the order or judgment of the Bankruptcy Court allowing such Claim or Interest becomes a Final Order, any Reserved Distribution Amount that would have been distributed to the holder of such Claim or Interest had such Claim or Interest been an Allowed Claim or Allowed Interest on the Effective Date, to the extent of the Allowed Amount of such Claim or Interest, shall be distributed to the holder of such Claim or Interest.

     9.6 DISTRIBUTIONS AFTER DISALLOWANCE In the event that any Reserved Distribution Amount remains after all objections to Contested Claims of a particular Class have been resolved, such remaining property attributable to such Contested Claims of that particular Class shall be returned to the Trust for distribution pursuant to this Joint Plan.

     9.7 UNCLAIMED PROPERTY Any assets and property to be distributed by the Trust under this Joint Plan which remain unclaimed or otherwise not deliverable to the person entitled thereto on the later of (a) two years after the Effective Date or (b) 120 calendar days after an Order allowing such person's Claim or Interest becomes a Final Order, shall become vested in, and shall be transferred and delivered to, the Trust for distribution pursuant to this Joint Plan. In such event, such person's Claim or Interest shall no longer be deemed to be Allowed and such person shall be deemed to have no further Claim or Interest in respect of such distribution and shall not participate in any further distributions under this Joint Plan.

     9.8 TREATMENT OF CONTINGENT OR UNLIQUIDATED CLAIMS Until such time as a contingent Claim becomes fixed and Allowed, such Claim shall be treated as a Contested Claim for purposes related to voting, allowance, and distributions under this Joint Plan. The Bankruptcy Court upon request by the Debtors or, after the Effective Date, by the Trust or Reorganized ICH, shall in a summary proceeding on each such contingent Claim or unliquidated Claim, by estimation determine the allowability of each such contingent or unliquidated Claim.

     9.9 FORM OF PAYMENTS Payment to be made by the Trust pursuant to this Joint Plan shall be made by check drawn on a domestic bank or by wire transfer from a domestic bank.

                                    ARTICLE X
                          PROVISIONS FOR THE DISCHARGE,
                      SETTLEMENT, AND ADJUSTMENT OF CLAIMS

     10.1 LEGAL BINDING EFFECT; DISCHARGE OF CLAIMS AND INTERESTS The provisions of this Joint Plan shall (i) bind all Claimants and Interest holders, whether or not they accept this Joint Plan, and (ii) discharge the Debtors, jointly and severally, from all debts that arose before the Petition Date, and from any liability, including, without limitation, any liability of a kind specified in Sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, that arose, or has been asserted against, the Debtors, jointly or severally, at any time before the entry of the Confirmation Order or that arises from any pre- Confirmation conduct of the Debtors, jointly or severally, whether or not the Claim is known or knowable by the Claimant or Interest holder. In addition, the distributions provided for under this Joint Plan shall be in exchange for and in complete satisfaction, discharge, and release of all Claims against and Interests in the Debtors or any of its assets or properties, including any Claim or Interest accruing after the Petition Date and prior to the Effective Date. Without limiting the generality of the foregoing, Confirmation discharges all Unsecured Claims, all Securities-Related Claims, all Claims, if any, relating to ICH's 1986 retirement of its Class B preferred stock, and all Claims relating to the escheat of Securities or funds attributable to Securities of ICH. On and after the Effective Date, all holders of Claims or Interests shall be precluded from asserting any Claim or Interest against the Trust or Reorganized ICH or their assets or properties based on any transaction or other activity of any kind that occurred prior to the Confirmation Date except as expressly provided in this Joint Plan.

     10.2 RETENTION AND ENFORCEMENT OF THE DEBTORS' CAUSES OF ACTION

FIRST AMENDED JOINT PLAN OF REORGANIZATION

     (A) RETENTION OF CAUSES OF ACTION

          (i) All claims recoverable against third parties on account of an indebtedness, and all other claims held by or in favor of the Debtors or their Estates pursuant to any federal or state statute, common law, or any theory of action whatsoever including without limitation claims for preferences and fraudulent transfers, to the extent not specifically compromised and released pursuant to this Joint Plan or an agreement referred to and incorporated herein, are hereby preserved and retained for enforcement by Reorganized ICH (the "Retained Causes of Action");

          (ii) Subject to the provisions of section 10.2(c) hereof, and except as provided in sections 10.2(a)(i) and (iii), Reorganized ICH is the successor and designated representative of the Debtors and their Estates appointed for the purpose of retention and enforcement of all claims owned or held by the Debtors or their Estates against third parties;

          (iii) Subject to the provisions of section 10.2(c) hereof, and except as provided in sections 10.2(a)(i) and (ii), the Trust is the appointed successor and designated representative of the Debtors and their Estates appointed for the purpose of retention and enforcement of claims specifically relating to or arising from Trust Assets, but specifically excluding all claims related to any asset which has been fully and finally converted into cash which has been transferred to the Trust as of the Effective Date;

          (iv) Reorganized ICH or the Trust, as applicable, shall be the only party authorized to pursue actions to recover such claims, and shall have the sole right to waive or assert any attorney-client or other privilege of the Debtors; and no other party shall have the right or obligation to pursue any such actions or to waive, raise, or assert any claim or privilege related thereto.

     (B) JUDGMENT REDUCTION AND HOLD HARMLESS To the extent a claim, cause of action, right or remedy, whether legal or equitable, including, but not limited to, any claim, cause of action, right or remedy of apportionment, reimbursement, contribution, indemnification or offset, is asserted or commenced against the Trust that results directly from Reorganized ICH's pursuit of a Retained Cause of Action or any other right or remedy against an Entity, (a "Contribution Claim"), the following conditions shall apply:

          (i) with respect to any judgment, settlement, payment or compromise in favor of Reorganized ICH (an "Underlying Judgment") against an Entity which gives rise to a Contribution Claim by that Entity, Reorganized ICH shall reduce the amount of its Underlying Judgment against that Entity by the full amount of that Entity's Contribution Claim, and Reorganized ICH shall indemnify and hold the Trust harmless from any and all Contribution Claims arising from the Underlying Judgment; PROVIDED, HOWEVER, that Reorganized ICH shall have the right to contest the claim of entitlement of any Entity to a Contribution Claim in which case: a) Reorganized ICH shall have no obligations to reduce the amount of the Underlying Judgment unless and until the entitlement of that Entity to the Contribution Claim has been determined, either judicially or otherwise with the consent of Reorganized ICH; and b) Reorganized ICH's obligation to hold harmless and indemnify the Trust against such Contribution Claim shall be unaffected;

          (ii) with respect to any present or former officer, director, employee, agent or representative of the Debtors or the Estate who is named as a defendant by Reorganized ICH in its pursuit of any Retained Cause of Action, and who is entitled to a right of payment from the Trust for an ongoing defense prior to any final judgment in that action, Reorganized ICH shall, at its option, either (a) assume the obligation to pay for such ongoing costs of defense or (b) discontinue the action against that defendant, in which case Reorganized ICH shall have no further obligation with respect to defense costs for that defendant; PROVIDED, HOWEVER, that Reorganized ICH shall have the right to contest the claimed entitlement of any Entity to receive ongoing costs of defense from the Trust, and PROVIDED FURTHER that Reorganized ICH shall have no obligation to fund any such defense costs or to discontinue such an action unless and until the Indemnification Fund, as set forth in Section 2.1(e) of this Joint Plan, if available therefore, has first been applied to such obligations.

     (C) RIGHT OF TRUST TO ASSERT OFFSET CLAIMS Notwithstanding any other provision in this Joint Plan regarding the Retained Causes of Action, the Trust shall be entitled to assert as an offset, objection, or defense with respect to any Claim Filed or asserted against the Estate, or against the Trust as successor to the Estate, any Retained Cause of Action conveyed to Reorganized ICH under this Joint Plan, PROVIDED, HOWEVER, that the obligations of Reorganized ICH as set out in section 10.2(b) above shall not apply to any such Retained Cause of Action so asserted by the Trust. This provision shall be deemed to be an assignment of such Retained Cause of Action to the Trust solely for the limited purpose, and only to the extent necessary, to permit the Trust to fully assert such offset, objection or defense. Any recovery obtained through such assertion of a Retained Cause of Action in excess of the amount of the Claim asserted against the Estate or the Trust, as the case may be, shall be the property of Reorganized ICH.

FIRST AMENDED JOINT PLAN OF REORGANIZATION

     10.3 RELEASES Except with respect to claims, if any, pursuant to Chapter 5 of the Bankruptcy Code, this Joint Plan resolves all disputes between and among the Debtors and the Released Entities. With respect to all claims that the Debtors ever had, now have, or may claim to have or hereafter have, or which the Debtors could have asserted or could assert, jointly or severally, including without limitation claims held in its corporate capacity and claims that third parties may assert derivatively on behalf of the Debtors absent bankruptcy, but excluding claims, if any, arising in or under Chapter 5 of the Bankruptcy Code, Confirmation of this Joint Plan releases each Released Entity from all such claims, counterclaims, demands, controversies, costs, contracts, debts, sums of money, accounts, reckonings, bonds, bills, damages, obligations, liabilities, objections, actions and causes of action of any nature, type or description, whether in law or in equity, in contract, tort, or otherwise, known or unknown, suspected or unsuspected, including claims for negligence, gross negligence, or otherwise. On the Effective Date, the Debtors shall be authorized to execute a general release in favor of the Released Entities consistent with this Section 10.3.

     10.4 PROVISIONS REGARDING THE RELEASED OFFICERS On the Effective Date, the Debtors shall execute a release of the claims described in Section 10.3 of this Joint Plan against the Released Officers.

     10.5 FURTHER RELEASES AND SETTLEMENTS After the Effective Date, the compromise and settlement by Reorganized ICH of any Retained Cause of Action may be effected without necessity of Bankruptcy Court proceedings under Bankruptcy Rule 9019 or otherwise. To the extent the Trust is entitled to assert a Retained Cause of Action pursuant to Section 10.2(c) of this Joint Plan, the Trust may compromise and settle any such Retained Cause of Action with the consent of Reorganized ICH.

     10.6 PERMANENT INJUNCTION Confirmation of this Joint Plan shall result in the issuance of a permanent injunction against the: (i) commencement or continuation of any judicial, administrative, or other action or proceeding against the Debtors, the Trust, or Reorganized ICH on account of Claims against or Interests in the Debtors, or on account of claims released pursuant to Sections 10.3 and 10.4 of the Joint Plan against the Released Entities and Released Officers; (ii) enforcement, attachment, collection or recovery by any manner or means of any judgment, award, decree, or order against the Debtors, the Trust or Reorganized ICH; or (iii) creation, perfection or enforcement of any encumbrance of any kind against the Debtors, the Trust or Reorganized ICH arising from a Claim.

     10.7 SURVIVAL OF THE DEBTORS' CORPORATE INDEMNITIES Any obligations of the Debtors, pursuant to the Order Regarding Indemnification of Officers and Directors of Debtors entered February 14, 1996 shall not be discharged or impaired by Confirmation or Consummation of this Joint Plan; accordingly, such indemnification obligations shall survive unaffected by the reorganization contemplated by this Joint Plan and shall be performed and honored by the Trust regardless of the Confirmation of this Joint Plan PROVIDED, HOWEVER, that such obligations shall not be obligations of Reorganized ICH. All other obligations of the Debtors with respect to indemnification of officers and directors, or agents, representatives, successors or assigns thereof, shall be treated as executory contracts rejected under Section 8.1 of this Joint Plan, and all Claims arising from or related thereto shall be treated and classified as provided by Section 8.2 of this Joint Plan, subject to any and all defenses thereto and subordination of such Claims under applicable provisions of the Bankruptcy Code.

                                   ARTICLE XI
                            MISCELLANEOUS PROVISIONS

     11.1 REQUEST FOR RELIEF UNDER SECTION 1129(B)

     (a) In the event any Impaired Class of Interests shall fail to accept this Joint Plan in accordance with Section 1129(a) of the Bankruptcy Code, the Proponents request the Bankruptcy Court to confirm this Joint Plan in accordance with the provisions of Section 1129(b) of the Bankruptcy Code so that and provided that the treatment afforded to ICH Classes 6 and 7, collectively, is not adversely affected. By accepting this Joint Plan, ICH Class 5 relinquishes, to any extent necessary, its entitlement to receive distributions in order to assure that ICH Classes 6 and 7, collectively, receive the treatment provided in
Article IV of this Joint Plan.

     (b) In the event that ICH Class 6 does not vote to accept this Joint Plan, and this Joint Plan is confirmed pursuant to the cram-down provisions of Bankruptcy Code Section 1129(b), the portion of Reorganized ICH Common Stock allocated to ICH Class 7 in this Joint Plan, together with cash sufficient to fund payments to Holders of Allowed ICH Class 7 Interests who elect the cash payment option, shall be distributed to the Trust on the Effective Date, and the Trust shall, in that event, distribute as soon as practicable after the Effective Date, through the Distribution Agent, such Reorganized ICH Common Stock and cash to the Holders of Allowed ICH Class 7 Interests in accordance with the terms of this Joint Plan, with any such distribution to Holders of Allowed ICH Class 7 Interests being made in exchange for the release by Holders of such Allowed Class 7 Interests of any and all claims, if any, against the Trust PROVIDED, HOWEVER, the Trust shall have no

FIRST AMENDED JOINT PLAN OF REORGANIZATION obligations to distribute cash or stock to such holders of Allowed Class 7 Interests other than that which is received from the Estate and/or Reorganized ICH expressly for that purpose.

     11.2 MODIFICATION

     (a) This Joint Plan shall not be modified except upon the agreement of all Proponents, which consent shall not be unreasonably withheld, except that the consent and agreement of the Debtors and Creditors Committee shall not be required for any reallocation of the distribution of Reorganized ICH Common Stock as between ICH Classes 6 and 7.

     (b) Subject to Subsection 11.2(a) of this Joint Plan, the Proponents may jointly propose amendments to or modifications of this Joint Plan as permitted by Section 1127 of the Bankruptcy Code at any time prior to the Confirmation Date. After substantial consummation, the Trust or Reorganized ICH may remedy any defects or omissions or reconcile any inconsistencies in this Joint Plan or in the Confirmation Order in such manner as may be necessary to carry out the purposes and intent of this Joint Plan so long as the interests of Claimants and Interest holders are not materially and adversely affected.

     11.3 HEADINGS are utilized in this Joint Plan for convenience and reference only, and shall not constitute a part of this Joint Plan for any other purpose.

     11.4 SUBORDINATION Notwithstanding the provisions of Article IV of this Joint Plan; (a) Allowed Claims, if any, of a particular class that are subordinated to other Allowed Claims of such class pursuant to Section 510 of the Bankruptcy Code shall be paid only after payment in full of all such non-subordinated Claims of such class; and (b) Allowed Class 6 Interests, if any, that are subordinated to other Allowed Class 6 Interests, pursuant to
Section 510 of the Bankruptcy Code shall not be entitled to receive any distributions until after the distribution to holders of Allowed non-subordinated Class 6 Interests equals the full amount of their liquidation preference of $25.00 per share of Preferred Stock.

     11.5 SECURITIES-RELATED CLAIMS BASED ON COMMON STOCK For purposes of calculating the distribution of Reorganized ICH Common Stock to holders of Allowed Securities-Related Claims based on Common Stock, if any, pursuant to the provisions of Article IV of this Joint Plan, holders of Allowed Securities-Related Claims, if any, based on Common Stock shall be entitled to receive their Pro Rata portion of shares of Reorganized ICH Common Stock in an amount equal to: (i) the total amount of all Allowed Securities-Related Claims within ICH Class 7, DIVIDED BY (ii) $254 million, MULTIPLIED BY (iii) 1,309,524, MULTIPLIED BY (iv) a fraction, the numerator of which is the Allowed Amount of such holder's Allowed Securities-Related Claim within ICH Class 7, and the denominator of which is the total amount of all Allowed Securities-Related Claims within ICH Class 7.

     11.6 DUE AUTHORIZATION Each and every Claimant and Interest holder who elects to participate in the distributions provided for herein warrants that such Claimant or Interest holder is authorized to accept in consideration of such Claim against or Interest in the Debtors the distributions provided for in this Joint Plan and that there are not outstanding commitments, agreements, or understandings, expressed or implied, that may or can in any way defeat or modify the rights conveyed or obligations undertaken by such Claimant or Interest holder under this Joint Plan.

     11.7 DE MINIMIS DISTRIBUTIONS AND FRACTIONAL SHARES

     (a) The Trust shall disregard, and shall not make distributions in respect of, Allowed Claims whose Pro Rata share of a proposed distribution would be less than $5.00. In such case, the Allowed Amount of such Claims for purposes of such distribution shall be reduced to zero.

     (b) Distributions of Reorganized ICH Common Stock shall be made only in whole share amounts, and no fractional shares of Reorganized ICH Common Stock shall be distributed pursuant to this Joint Plan. Fractional shares of Reorganized ICH Common Stock to which any Beneficial or Record Holder of Preferred Stock or Common Stock as of the Effective Date may be entitled pursuant to the provisions of Section 4.1(c) or to which any holder of an Allowed Securities-Related Claim related to Common Stock or Preferred Stock may be entitled pursuant to this Joint Plan, shall be rounded to the nearest whole share. Beneficial holders of fewer than 14 shares of Preferred Stock and Beneficial holders of fewer than 101 shares of Common Stock shall not be entitled to any distribution of Reorganized ICH Common Stock on account of their respective Interests, and in each such case, the Allowed Amount of such Interests for purposes of such distribution shall be reduced to zero.

     11.8 AUTHORIZATION OF CORPORATE ACTION All matters and actions provided for under this Joint Plan involving the corporate structure of the Debtors or corporate action to be taken by or required of the Debtors or Reorganized ICH shall be deemed to have occurred and be effective as provided herein, and shall be deemed to be authorized and approved in all respects without any requirement for further action by the stockholders or directors of the Debtors. Specifically, all amendments to the certificate of incorporation and By-laws of ICH pursuant to Section 7.4(a) of this Joint Plan and all

FIRST AMENDED JOINT PLAN OF REORGANIZATION other corporate action on behalf of ICH, any other Debtor or Reorganized ICH as may be necessary to put into effect or carry out the terms and intent of this Joint Plan and the orders and decrees of the Bankruptcy Court entered in the Chapter 11 Case may be effected, exercised and taken without further action by the directors or stockholders of ICH, any other Debtor or Reorganized ICH, as applicable, with like effect as if effected, exercised and taken by unanimous action of the directors and stockholders of ICH, any other Debtor or Reorganized ICH, as applicable, as contemplated by Section 303 of the Delaware General Corporation Law.

     11.9 FURTHER ASSURANCES AND AUTHORIZATIONS The Trust or Reorganized ICH, if and to the extent necessary, shall seek such orders, judgments, injunctions, and rulings that may be required to carry out further the intentions and purposes, and to give full effect to the provisions, of this Joint Plan. Reorganized ICH shall indemnify the Trust against any Claim asserted against the Trust which is the obligation of Reorganized ICH, and the Trust shall indemnify Reorganized ICH against any Claim asserted against Reorganized ICH which is an obligation of the Trust.

     11.10 RIGHT TO RESOLVE CLAIMS The Trust and Reorganized ICH shall each have the right to resolve in their sole and absolute discretion each of the parties' respective claims against third parties.

     11.11 RIGHTS REGARDING BOOKS AND RECORDS In the event Reorganized ICH wishes to dispose of any of the Debtors' books and records that are Retained Assets, it shall first give reasonable notice to the Trust, which may elect to take such books and records at its own expense; and if the Trust does not so elect within a reasonable period of time, Reorganized ICH shall be free to dispose of any such documents. Subject to the foregoing, the Trust shall have reasonable access to and use of the books and records of the Debtors for the purpose of administering the Trust Assets and otherwise discharging its duties under this Joint Plan.

                                   ARTICLE XII
                            RETENTION OF JURISDICTION

     12.1 The Bankruptcy Court shall retain exclusive jurisdiction over these Chapter 11 Cases after Confirmation, notwithstanding Consummation or substantial consummation, for the following purposes:

          (a) to consider and effect any  modification  of this Joint Plan under
     Section 1127 of the Bankruptcy Code;

          (b) to hear and determine all controversies, suits and disputes that arise in connection with the interpretation or enforcement of this Joint Plan;

          (c) to hear and determine all requests for compensation and/or reimbursement of expenses for the period commencing on the Petition Date through the Confirmation Date;

          (d) to hear and determine all objections to Claims and Interests, and to determine the appropriate classification of any Claim or Interest, and other controversies, suits and disputes that may be pending at or initiated after the Confirmation Date, except as provided in the Confirmation Order;

          (e) to hear and determine all claims that the Debtors, as debtors in possession QUA trustee, or Reorganized ICH as the successor and designated representative of the Debtors and the Estates could assert under the Bankruptcy Code;

          (f) to consider and act on such other matters consistent with this Joint Plan as may be provided in the Confirmation Order;

          (g) to make such orders as are necessary and appropriate to carry out and implement the provisions of this Joint Plan; including to effect the further assurances provided in Section 11.9;

          (h) to approve the reasonableness of any payments made or to be made, within the meaning of Section 1129(a)(4) of the Bankruptcy Code;

          (i) to exercise the jurisdiction granted pursuant to Section 505(a) and (b) of the Bankruptcy Code to determine any and all federal, state, Commonwealth, local and foreign tax liabilities of, and any and all refunds of such taxes paid by the Debtors; and

          (j) to hear and determine any issues or matters in connection with any property not timely claimed as provided in this Joint Plan.

Nothing contained in this Article XII shall be construed so as to limit the rights of Reorganized ICH or the Trust to commence or prosecute any claim in any court of competent jurisdiction.

FIRST AMENDED JOINT PLAN OF REORGANIZATION

                                         Respectfully Submitted,

                                         WINSTEAD SECHREST & MINICK P.C.
                                         5400 Renaissance Tower
                                         1201 Elm Street
                                         Dallas, Texas 75270
                                         Tel. (214) 745-5400

                                         By:/s/JOSIAH M. DANIEL, III
                                         ---------------------------
                                            Daniel C. Stewart      SBT #19206500
                                            Josiah M. Daniel, III  SBT #05358500

                                         ATTORNEYS FOR THE DEBTORS

                                         GIBSON DUNN & CRUTCHER

                                         1717 Main St., Suite 5400
                                         Dallas, Texas 75201
                                         Tel. (214) 698-3100

                                         By:/s/I. RICHARD LEVY
                                         ---------------------
                                            Michael A. Rosenthal   SBT #17281490
                                            I. Richard Levy        SBT #12265020

                                         ATTORNEYS FOR THE OFFICIAL COMMITTEE OF
                                         UNSECURED CREDITORS OF I.C.H.
                                         CORPORATION

                                         PRYOR, CASHMAN, SHERMAN & FLYNN
                                         410 Park Avenue
                                         New York, New York 10022
                                         Tel. (212) 421-4100

                                         By:/s/JOHN A. BICKS
                                         -------------------
                                            Peter D. Wolfson
                                            John A. Bicks

                                         ATTORNEYS FOR THE OFFICIAL COMMITTEE
                                         OF EQUITY SECURITY HOLDERS OF I.C.H.
                                         CORPORATION

FIRST AMENDED JOINT PLAN OF REORGANIZATION

            EXHIBIT A TO FIRST AMENDED JOINT PLAN OF REORGANIZATION
                  LONE STAR ASSET LIQUIDATING TRUST AGREEMENT

     This Lone Star Asset Liquidating Trust Agreement (the "Agreement"), dated as of ____________, 1996, is established by I.C.H. Corporation (the "Debtor") pursuant to the Debtors' First Amended Joint Amended Plan of Reorganization (the "Joint Plan") in the Chapter 11 case styled IN RE I.C.H. CORPORATION ET AL, Case No. 395-36351-RCM-11 (the "Case"), in the United States Bankruptcy Court for the Northern District of Texas, Dallas Division (the "Court"), and is accepted by the Managing Trustee (as defined in Section 1.2 of the Agreement) for the benefit of the Trust Beneficiaries (as defined in Section 1.2 of the Agreement).

     WHEREAS, on October 10, 1995, the Debtor filed its voluntary petition pursuant to Chapter 11 of the Bankruptcy Code with the Court; WHEREAS, the Court confirmed the Joint Plan by entering the Order Confirming Joint Plan on December __, 1996;

     WHEREAS, the Joint Plan provides for the creation of a trust to be composed of all assets of the Debtors and of their Estates (except the Retained Assets) to be administered and liquidated for the benefit of the holders of Allowed Claims in ICH Class 5 as provided in the Joint Plan and is further to provide for distributions of certain property or cash to other classes under the Joint Plan;

     WHEREAS, the Trust is intended to be treated as a liquidating trust pursuant to Treasury Regulations Section 301.7701-4(d), and as a grantor trust subject to the provisions of Subchapter J, Subpart E of the Internal Revenue Code of 1986, as amended (the "Tax Code"), owned by the Trust Beneficiaries as grantors.

     WHEREAS, the Joint Plan provides for the orderly disposition and liquidation of the Trust Assets during a period not to exceed three (3) years from the formation of this Trust (unless extended as provided in Section 2.7 of the Agreement), and further provides that the Trustee shall (a) deliver Available Cash (as defined in Section 1.2 of the Agreement) in compliance with the terms of the Joint Plan;

     WHEREAS, this Trust shall be managed by the Managing Trustee, and supervised by the Supervisory Trustees appointed in the Joint Plan and approved by the Court, all pursuant to the terms of the Joint Plan;

     WHEREAS, the Joint Plan provides for and requires the appointment of the Managing Trustee for the purposes outlined herein and the Trustees have been appointed and approved and have agreed to serve in such capacity under the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby covenant and agree as follows:

I. DEFINITIONS

     1.1 GENERAL. All capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Joint Plan, or, if not defined in the Joint Plan and defined in the Bankruptcy Code shall have the meanings assigned thereto in the Bankruptcy Code unless the context clearly requires otherwise.

     1.2 CERTAIN DEFINITIONS. For all purposes of the Agreement, except as otherwise expressly provided or unless the context otherwise requires, the terms defined in this Section 1.2 shall have the meaning assigned to them in this
Section 1.2, and shall include the plural as well as the singular. "AGREEMENT" shall mean this Lone Star Asset Liquidating Trust Agreement dated as of ___________, 1996.

     "AVAILABLE CASH" has the meaning set forth in the Joint Plan.

     "CASE" shall have the meaning given to such term in the introductory paragraph of the Agreement.

     "CONTESTED  CLAIMS  RESERVE"  shall have the meaning  given to such term in
     Section 3.8.1 hereof.

     "COURT" shall have the meaning given to such term in the introductory paragraph of the Agreement.

     "DEBTORS" shall have the meaning given to such term in the introductory paragraph of the Agreement.

LONE STAR ASSET LIQUIDATING TRUST AGREEMENT
EXHIBIT A TO FIRST AMENDED JOINT PLAN OF REORGANIZATION

                                      B-a-1

     "DISTRIBUTION DATE" means the Initial Distribution Date, and thereafter the first business day after a day set forth in the Agreement upon which a distribution of Trust Assets, Reserves or Available Cash is to be made, or if no other date is set forth in the Agreement, the first business day of the calendar quarter immediately following the date upon which an action is to occur or be taken, commencing with the first full calendar quarter following the Initial Distribution Date.

     "INITIAL DISTRIBUTION DATE" has the meaning set forth in the Joint Plan.

     "MANAGING TRUSTEE" means Susan A. Brown, or any successor thereto appointed
     pursuant  to  the  terms  of  the  Agreement.   "OPERATING  RESERVE"  means
     ------------------------------------.

     "PERMITTED INVESTMENTS" means those investments in which the Trust may place Available and other cash and reserves listed on the attached Exhibit "E".

     "JOINT PLAN" shall have the meaning given to such term in the introductory paragraph of the Agreement. "SUPERVISORY TRUSTEES" means ________________, ________________ and ________________ and any successors thereto appointed pursuant to the terms of the Agreement.

     "TAX CODE" shall mean the Internal Revenue Code of 1986, as amended.

     "TERMINATION DATE" shall have the meaning given to such term in Section 2.7 hereof.

     "TRUST" shall have the meaning given to such term in Section 2.1 hereof.

     "TRUST ASSETS" shall have the meaning given to such term in Section 2.1 hereof.

     "TRUST  BENEFICIARIES" shall have the meaning given to such term in Section
     2.1 hereof. "TRUST BENEFICIARY" shall have the meaning given to such term in Section __ of the Agreement.

     "TRUSTEES" means the Managing Trustee and the Supervisory Trustees, and their respective successors appointed pursuant to the terms of the Agreement.

II. CREATION OF THE TRUST

     2.1 PURPOSE OF TRUST. The Debtor and the Managing Trustee, in compliance with the Joint Plan, hereby constitute and create this Lone Star Asset Liquidating Trust (the "Trust") for the primary purpose of effecting an orderly disposition, liquidation and distribution of the assets transferred to it (the "Trust Assets") and distributing the Available Cash of the Trust Assets to the holders of Allowed Claims in ICH Class 5 in accordance with the Joint Plan (collectively, the "Trust Beneficiaries") and to make the other distributions and payments called for in the Joint Plan to be made by the Trust, and with no objective to continue or engage in the conduct of a trade or business. The activities of this Trust shall all be reasonably necessary to and consistent with no objective to continue or engage in the conduct of a trade or business with the accomplishment of that purpose, but shall not include the conduct of a trade or business.

     2.2 APPOINTMENT AND ACCEPTANCE OF MANAGING TRUSTEE. In accordance with the provisions of the Joint Plan, the undersigned, Susan A. Brown, is hereby named, constituted, and appointed as Managing Trustee, to act and serve as Managing Trustee of the Trust and to hold, manage, liquidate, and distribute the Trust Assets and Available Cash subject to the conditions set forth herein and in the Joint Plan. The Managing Trustee is willing, and does hereby accept the appointment, to act and serve as Managing Trustee of the Trust and to hold and administer the Trust Assets and Available Cash pursuant to the terms of this Trust and the Joint Plan.

     2.3 APPOINTMENT AND ACCEPTANCE OF SUPERVISORY TRUSTEES. In accordance with the provisions of the Joint Plan, the undersigned, ________________, ________________ and ________________ are hereby named, constituted, and appointed as Supervisory Trustees, to act and serve as Supervisory Trustees of the Trust and to supervise the management, liquidation and distribution of the Trust Assets and Available Cash subject to the conditions set forth herein and in the Joint Plan. The Supervisory Trustees are willing, and do hereby accept the appointment, to act and serve as a Supervisory Trustee of the Trust and to supervise the administration of the Trust Assets pursuant to the terms of this Trust and the Joint Plan.

     2.4 NAME OF TRUST. The Trust established hereby shall bear the name "Lone Star Asset Liquidating Trust." In connection with the exercise of their powers as Trustees hereunder, a Trustee may use this name or such variation thereon as such Trustee sees fit, or may use her or his own name, as Trustee.

LONE STAR ASSET LIQUIDATING TRUST AGREEMENT
EXHIBIT A TO FIRST AMENDED JOINT PLAN OF REORGANIZATION

                                      B-a-2

     2.5 TRANSFER OF TRUST ASSETS TO TRUST. In accordance with the provisions of the Joint Plan, all right, title, and interests of the Debtors and their Estates in and to all of the funds, assets and properties of the Debtors and their Estates of any kind and character except the Retained Assets, as the same exist as of the date hereof, are hereby vested in the Trust and preserved for the benefit of the Trust Beneficiaries. From and after the Effective Date, all of such funds, assets and properties, together with the Available Cash, shall be administered by the Managing Trustee, subject to the supervision of the Supervisory Trustees, on behalf of the Trust Beneficiaries. Prior to the creation of the Trust, the Debtors shall have executed and delivered or caused to be executed and delivered to, or upon the order of, the Trustee, any and all documents and other instruments as may be necessary or useful to convey and to confirm title to the Trust Assets to the Trust including those listed or described on EXHIBIT A hereto. After the Effective Date, the Managing Trustee, acting on behalf of the Debtors, shall execute all other documents necessary or useful to convey and to confirm title to the Trust Assets to the Trust or, to the extent requiring the action of Reorganized ICH, shall obtain Reorganized ICH's execution on such documents pursuant to Section 11.9 of the Joint Plan.

     2.6 CAUSES OF ACTION. As provided in the Joint Plan in Sections 10.2(a) and 10.2(c), all claims and causes of action against third parties on account of an indebtedness or liability to the Debtors or to their Estates, and all other claims owed to and all other causes of action in favor of the Debtors and the Estate, which are not Retained Assets and to the extent not specifically compromised or released pursuant to the Joint Plan or an agreement referred to and incorporated in the Joint Plan, are hereby vested in the Trust and preserved for enforcement by the Trustee for the benefit of the Trust Beneficiaries. To the extent permitted by law, all rights under Section 363 (h) of the Bankruptcy Code are also preserved for the benefit of the Debtors' estate, and the Trustee shall have the right to exercise same subject to Court approval.

     2.7 TERMINATION OF THE TRUST. The Trust shall terminate upon the earlier to occur (the "Termination Date") of: (A) the fulfillment of the Trust's purpose by the liquidation of all of the Trust Assets and the distribution of the Available Cash thereof or (B) three (3) years after the Effective Date. In order to terminate the Trust prior to three (3) years after the Effective Date, the Managing Trustee, after receiving the approval of the Supervisory Trustees, shall deliver a notice to all Trust Beneficiaries setting forth the date on which the Trust will terminate, and if no Trust Beneficiary files an objection with the Bankruptcy Court within forty-five (45) days after the date of such notice the Trust shall terminate on the date set forth in the notice. Notwithstanding the foregoing, in the event the Managing Trustee, after receiving the approval of the Supervisory Trustees, shall have been unable after continuing reasonable efforts to sell or otherwise dispose of and realize upon the Trust Assets in the initial three (3) year term of the Trust or if other circumstances require such extension, the Managing Trustee shall have the right to apply to the Bankruptcy Court to extend the term of the Trust for additional periods of time, provided that each such extension must be approved by the Bankruptcy Court within six (6) months of the beginning of the extended term. Upon such application the Trust shall continue until the date approved by the Bankruptcy Court, provided that in no event shall the Termination Date occur later than the tenth anniversary of the Effective Date.

III.  RIGHTS, POWERS AND DUTIES OF MANAGING TRUSTEE

     3.1 DECLARATION ACKNOWLEDGED IN BENEFICIAL INTEREST. The Managing Trustee hereby acknowledges that, on and after the Effective Date, the Trust Beneficiaries and their successors and assigns as permitted in Section 6 hereof, as their interests may appear, will have a beneficial interest in all Trust Assets. The Trustees will retain only such powers as are necessary to collect, liquidate, or otherwise convert the Trust Assets into cash and to pay all expenses, taxes, and other payments referred to in this Trust.

     3.2 MANAGEMENT OF TRUST. Subject to the terms hereof and the Joint Plan, including, without limitation, Section 5.5 hereof, the Managing Trustee shall take charge of the Trust Assets and shall endeavor to collect, conserve, protect, and liquidate, or otherwise convert into cash, all claims, causes of action, and assets which constitute the Trust Assets and all such other property incidental thereto as may hereafter be acquired from time to time under this Trust. To this end and subject to the supervision of the Supervisory Trustees and the provisions of Section 5.5, the Managing Trustee shall manage the affairs of the Trust, negotiate and consummate sales of the Trust Assets, enter into agreements binding the Trust, and execute, acknowledge, and deliver any and all instruments which are necessary, required, or deemed by the Managing Trustee to be advisable in connection with the performance of the Managing Trustee's duties hereunder. Except as otherwise provided in this Agreement, and without prior or further authorization of the Bankruptcy Court, but subject to Section 5.5 hereof and the supervision of the Supervisory Trustees, the Managing Trustee may
control and exercise authority over the Trust Assets, the acquisition, management, and disposition thereof; and the management and conduct of the business of the Trust to the same extent as if the Managing Trustee were the sole legal and beneficial owner thereof in her own right. No person dealing with the Trust shall be obligated to inquire into the authority of the Managing Trustee in

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connection with the acquisition,  management, or disposition of Trust Assets. In connection with the management and use of the Trust Assets, the Managing Trustee, without limitation of her power and authority, may do the following:

          (i) accept the assets transferred and provided to the Trust pursuant to this Agreement and the Joint Plan;

          (ii)  distribute   Available  Cash  to  the  Trust   Beneficiaries  in
     accordance with the terms of this Trust and the Joint Plan;

          (iii) endorse the payment of notes or other obligations of any person or make contracts with respect thereto;

          (iv) engage in all acts that would constitute ordinary course of business in performing the obligations of a trustee under a trust of this type;

          (v) cause Trust Certificates to be issued to be issued to Trust Beneficiaries in the number and manner provided in the Joint Plan.

     3.3 MAY INCUR DEBT. The Trust may borrow such sums of money at any time and from time to time for such periods of time upon such terms and conditions from such persons or corporations for such purposes as the Trustees may deem advisable, and secure such loans with any of the Trust Assets, provided that no recourse shall be had to the Trustees or any Trust Beneficiary on any such debt.

     3.4 RECOVERY ON CAUSES OF ACTION. The Managing Trustee shall investigate, sue upon, mediate, arbitrate, and/or to compromise and settle all claims and causes of action that are Trust Assets.

     3.5 DISTRIBUTION OF AVAILABLE CASH. Pursuant to the terms of the Joint Plan, on the dates provided for in the Joint Plan the Managing Trustee shall distribute from the Trust Assets the amounts required in Articles II and IV of the Joint Plan. The Managing Trustee shall distribute at least annually the net income of the Trust and all Available Cash from the sale of Trust Assets during such year to the Trust Beneficiaries and to other Claimants in accordance with the treatment of Claims provided in the Joint Plan. In determining whether there are any Available Cash available for distribution, the Managing Trustee may, in her discretion, give due consideration to the possibility that there may exist unasserted Claims against the Trust or asserted Claims which are not yet allowed by the Bankruptcy Court or otherwise not yet due and payable. The Managing Trustee shall make vigorous and continuing efforts to dispose of the Trust Assets, to make prompt and timely distributions, and to avoid undue prolongation of the duration of the Trust. The Trust shall not receive or retain cash or cash equivalents in excess of a reasonable amount to meet claims and contingent liabilities or to maintain the value of the Trust Assets.

     3.6 ASSETS DISTRIBUTABLE TO UNLOCATED BENEFICIARIES. The Trustee shall hold any unclaimed liquidating distributions or other payments to any Trust Beneficiaries who cannot be located. The Trustee shall make disposition of any such distributions or payments distributable to any such Trust Beneficiaries in accordance with applicable law and Section of the Joint Plan.

     3.7 INVESTMENTS. The Managing Trustee shall invest the Trust Assets in Permitted Investments.

     3.8 RESERVES.

     3.8.1 DISPUTED CLAIMS RESERVES. On or as soon as practicable following the Effective Date, the Managing Trustee shall establish a reserve for distributions on account of Contested Claims as of the Initial Distribution Date (the "Contested Claims Reserve"). Upon any distribution to holders of Allowed Claims in Classes in which Contested Claims still exists, the Managing Trustee shall withhold from such distributions and set aside in the Contested Claims Reserve an amount of cash as provided in Section 9.5 of the Joint Plan, which amount may be based on the amount of a claim, estimation by the Bankruptcy Court or any other order (or as provided for by subsequent order of the Bankruptcy Court concerning Contested Claims). At such time thereafter that any Contested Claim, or portion thereof; becomes an Allowed Claim, the Managing Trustee shall distribute to the holders such Allowed Claim from the Contested Claims Reserve, cash in an amount equal to the amount such holder would have received through such date had such holder's claim been Allowed as of the Effective Date. The Contested Claims Reserve shall be terminated when all Contested Claims are resolved; provided however, as a Contested Claim may be resolved, to the extent that the amount reserved for the Contested Claim exceeds the amount due, if any, under a distribution as such Contested Claim becomes an Allowed Claim, such funds shall be transferred to the Trust and become Available Cash. Any funds remaining in the Contested Claims Reserve upon its termination and after any distributions pursuant to this section shall no longer be restricted and shall be Available Cash.

     3.8.2 OPERATING RESERVE. On or as soon as practicable following the Effective Date, the Managing Trustee shall establish an operating reserve with cash included in the initial amount not to exceed $2,000,000 as approved by the

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Supervisory Trustees reasonably  determined to be necessary to fund the expenses of the Trust, including costs of the Distribution Agent for distributions made pursuant to the Joint Plan. The amount of the operating reserve may be increased or decreased by the Managing Trustee with the consent of the Supervisory Trustees if the Managing Trustee determines that a greater or lesser amount is prudent and reasonably sufficient to satisfy the obligations and liabilities, including tax liabilities (whether absolute, contingent, asserted, unasserted, payable, not yet payable or otherwise) of, or assumed by, the Trust.

     3.9 LIABILITY OF MANAGING TRUSTEE.

     3.9.1 STANDARD OF CARE. Except in the case of willful misconduct or gross negligence, the Managing Trustee shall not be liable for any loss or damage by reason of any action taken or omitted by her pursuant to the discretion, power, and authority conferred on her by this Trust.

     3.9.2 NO LIABILITY FOR ACTS OF PREDECESSORS. No successor Managing Trustee shall be in any way responsible for the acts or omissions of the Debtors, or officers, directors, agents, predecessors or successors thereof; or of any Trustee in office prior to the date on which such person becomes Managing Trustee, unless a successor Managing Trustee expressly assumes such responsibility.

     3.9.3 NO IMPLIED OBLIGATIONS. The Managing Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth herein, and no implied covenants or obligations shall be read into this Trust.

     3.9.4 NO LIABILITY FOR GOOD FAITH ERROR OF JUDGMENT. The Managing Trustee shall not be liable for any error of judgment made in good faith, unless it shall be proved that she was grossly negligent in ascertaining the pertinent facts.

     3.9.5 RELIANCE BY TRUSTEE ON DOCUMENTS OR ADVICE OF COUNSEL OR OTHER PERSONS. Except as otherwise provided herein, the Managing Trustee may rely and shall be protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, or other paper or document believed by the Managing Trustee to be genuine and to have been signed or presented by the proper party or parties. The Managing Trustee may also engage and consult with legal counsel and shall not be liable for any action taken or suffered by the Managing Trustee in reliance upon the advice of such counsel.

     3.10 SELECTION OF AGENTS. The Managing Trustee may select and employ brokers, banks, custodians, investment advisors, attorneys, accountants, auditors, and other agents on behalf of the Trust. Except as otherwise required to fulfill the terms hereof, such agents may be so employed without regard to prior employment of such agents by any Trust Beneficiary or by the Creditors' Committee. The Trust may employ as a consultant of the Trust any person or persons having particular knowledge of the Debtors' affairs (including, without limitation, any officer or director or former officer or director of any Debtor or any entity owned by a Debtor), and may place reliance upon the advice of any such person. The Trust may pay the salaries, fees, and expenses of such agents or consultants out of the Trust Assets. No Trustee shall be liable for any loss to the Trust or any person interested therein by reason of any mistake or default of any such agent or consultant as shall be selected and retained by the Trustees in good faith and without gross negligence.

     3.11 RECORDS AND REPORTING.

     3.11.1 RECORDS. The Managing Trustee shall maintain good and sufficient books and records of account relating to the Trust Assets, the Available Cash, the management thereof, all transactions undertaken by the Managing Trustee, all expenses incurred by or on behalf of the Trust, all distributions either contemplated or effectuated under the Joint Plan or this Agreement. The Managing Trustee shall also maintain such books and records as shall from time to time be directed by the Supervisory Trustees.

     3.11.2 PERIODIC REPORTS. The Managing Trustee shall prepare the following reports under the supervision of the Supervisory Trustees and shall distribute such reports to each Supervisory Trustee and any Trust Beneficiary who requests a copy:

          (A) on a monthly basis, within two (2) weeks after the end of each month, a report of the receipts and disbursements of the Trust and the Cash position of the Trust; and

          (B) on a quarterly basis commencing with the first full calendar quarter ending after the Effective Date, within forty-five (45) days after the end of such calendar quarter, a report of the activities of the Trust detailing for the preceding quarterly period the activities of the Trust including:

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          (i) an  operating  statement  (prepared  on a cash basis)  showing all revenues received by the Trust and all expenses of operations of the Trust (including all expenses associated with the sale of any Trust Assets paid by the Trust);

          (ii) an unaudited written report and accounting showing (a) the assets and liabilities of the Trust at the end of such period, (b) any changes in the Trust Assets, (c) the amount of any reserves or escrows of the Trust,
     (d) any material action taken by the Managing Trustee or the Supervisory Trustees in the performance of their duties under the Joint Plan and this Agreement; and

          (iii) an overall status report of the Trust for the next quarterly period.

     Quarterly reports for the fourth quarter of each calendar year may be included within the annual reports described below, if such annual reports are prepared.

          (C) to the extent required by the Bankruptcy Court or by applicable law (or to gain an exemption from applicable law), within 90 days after the end of each calendar year, beginning with the first year end occurring after the Effective Date, the Trust will prepare reports for the prior year as described in clause (i) and (ii) above, except that such reports shall be for a full year (or portion thereof in which the Trust has been in existence) and shall be audited.

     The Managing Trustee shall prepare and furnish to the Trust such additional reports and accounts as the Supervisory Trustees may from time to time request.

     All quarterly and, if prepared, annual reports shall be filed with the Bankruptcy Court on the date of distribution to the Supervisory Trustees after the approval of the Supervisory Trustees. In addition, all quarterly and, if prepared, annual reports may be filed with the Securities and Exchange Commission to the extent the Managing Trustee deems such action to be in the best interest of the Trust or to the extent required by applicable law or in order to gain an exemption from compliance with applicable law.

     3.11.3 TAX INFORMATION. The Managing Trustee shall furnish to the Trust Beneficiaries such information and returns with respect to any federal or state tax as shall be required by law.

     3.11.4 ADDITIONAL REPORTS AND FILINGS. The Managing Trustee shall, under the supervision of the Supervisory Trustees, (i) prepare, file and distribute such additional reports as may be necessary to cause the Trustee and the Trustees to be in compliance with applicable law and (ii) prepare and file with the Court such reports as are required by the Joint Plan. Copies of any such reports shall be distributed to the Supervisory Trustees.

     3.11.5 The Managing Trustee shall provide to a Trust Beneficiary such additional information concerning the Trust and the Trust Assets as may be reasonably requested in writing and for a proper purpose by a Trust Beneficiary and is in the possession of the Managing Trustee, at the expense of the requesting Trust Beneficiary.

     3.12 MANAGING TRUSTEE'S COMPENSATION, INDEMNIFICATION, AND REIMBURSEMENT. As compensation for services rendered in the administration of this Trust, the Managing Trustee shall be compensated in an amount and upon terms which are mutually acceptable to the proposed Managing Trustee and the Supervisory Trustees. The Managing Trustee shall further be reimbursed for all reasonable out-of-pocket expenses incurred in the performance of her duties hereunder. In addition, the Managing Trustee and the Supervisory Trustees shall be indemnified by and receive reimbursement from the Trust Assets against and from any and all loss, liability, expense, or damage which any of them may incur or sustain, in good faith and without gross negligence, in the exercise and performance of any of their powers and duties under this Trust. The amounts necessary for all such compensation, indemnification and reimbursement and for all expenses of administration, including counsel fees, shall be withdrawn by the Trustees out of the Trust Assets. Notwithstanding the foregoing, the obligation of the Trust to indemnify as set forth in this section shall either be limited until the termination of the Trust, or shall be fulfilled by the purchase an insurance policy which, in the judgment of the Trustees is sufficient in the size and coverage to perform the Trust obligations undertaken in this section.

     3.13 DISPOSITION OF ASSETS TO DEBTOR AND OTHER INTERESTED PARTIES. Subject to Section 5.5, the Managing Trustee is specifically authorized and empowered to negotiate at arms' length and enter into agreements with the Debtor's affiliates, the Trust Beneficiaries and other interested parties for the sale of any portion of the Trust Assets.

     3.14 INDEPENDENT MANAGING TRUSTEE. The Managing Trustee may not be a Trust Beneficiary except that Susan A. Brown, a former director and officer of the Debtors and an administrative creditor of the Trust under a contract of employment with the Debtors may serve notwithstanding.

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     3.15 RESIGNATION.  The Managing Trustee may resign as such by executing and delivering an instrument in writing to the Supervisory Trustees; PROVIDED, HOWEVER, that the Managing Trustee shall continue to serve as Managing Trustee after resignation until the time when appointment of a successor Trustee shall become effective in accordance with Section 3.17 hereof.

     3.16 REMOVAL. The Managing Trustee may be removed from office (a) for fraud or willful misconduct in connection with the affairs of the Trust upon the motion of the Supervisory Trustees, and upon a finding by the Bankruptcy Court of fraud or willful misconduct by such Managing Trustee after a hearing before the Bankruptcy Court upon not less than 30 days' Notice, (b) for such physical or mental disability as substantially prevents the Managing Trustee from performing her duties as Managing Trustee hereunder upon the motion of the Supervisory Trustees and upon a finding by the Bankruptcy Court of such physical or mental disability after a hearing before the Bankruptcy Court on not less than 30 days' Notice or (c) for cause, which shall include a breach of fiduciary duty or an unresolved conflict of interest, (other than as specified in the foregoing clauses (a) and (b)) upon the motion of the Supervisory Trustees, and upon finding by the Bankruptcy Court that cause for such removal has been shown after a hearing before the Bankruptcy Court on not less than 30 days' Notice.

     3.17 APPOINTMENT OF SUCCESSOR MANAGING TRUSTEE. In the event of the death or incompetency, resignation, or removal of the Managing Trustees, the Supervisory Trustees shall appoint a successor Managing Trustee. Such appointment shall specify the date on which such appointment shall be effective. Every successor Managing Trustee appointed hereunder shall execute, acknowledge, and deliver to the Supervisory Trustees and to the retiring Managing Trustee an instrument accepting such appointment, and thereupon such successor Managing Trustee, without any further act, deed, or conveyance, shall become vested with all the rights, powers, trusts, and duties of the retiring Managing Trustee.

IV. SUPERVISORY TRUSTEES

     4.1 RESIGNATION. A Supervisory Trustee may resign as such by executing an and delivering an instrument in writing to the Managing Trustee and remaining Supervisory Trustees.

     4.2  REMOVAL.  A  Supervisory  Trustee  may be  removed in the event of the physical or mental disability as prevents a Supervisory Trustee from substantially performing his duties hereunder upon the unanimous consent of the other Supervisory Trustees. A majority of the Trust Beneficiaries voting pursuant to this Agreement may at any time remove any Supervisory Trustee with or without cause.

     4.3 APPOINTMENT OF SUCCESSOR SUPERVISORY TRUSTEE. Upon the death, resignation or removal of a Supervisory Trustee, the remaining Supervisory Trustees shall appoint a Trust Beneficiary (or employee or member thereof) as a successor Supervisory Trustee. In the event that the remaining Supervisory Trustees are unable to reach agreement, such successor shall be appointed by a vote of the Trust Beneficiaries. Such appointment shall specify the date on which such appointment shall be effective. In no event shall any insider or affiliate of the Debtor serve as a Supervisory Trustee.

     4.4 COMPENSATION AND EXPENSES. A Supervisory Trustee shall serve in such capacity with compensation, if any, as may be set in the Confirmation Order. The Trust shall reimburse the reasonable expenses of the Supervisory Trustees (including, but not limited to, attorneys fees) incurred in connection with their service as Supervisory Trustees.

     4.5 STANDARD OF CARE, EXCULPATION. No Supervisory Trustee, and no officer, employee, agent or representative of such member, shall be personally liable to any other Trustee, any other Trust Beneficiary, or the Trust, or any one of them except for such of its own acts as shall constitute willful misconduct or gross negligence. Except as aforesaid, a Supervisory Trustee shall be defended, held harmless and indemnified from time to time from the Trust Assets against any and all losses, claims, costs, expenses and liabilities (including legal fees and expenses) and any costs of defending any action to which they may be subject by reason of their execution in good faith of their duties under this Trust or by reason of their reliance upon the matters addressed in Section 4.7 hereof. If the Supervisory Trustees so desires, the Managing Trustee shall endeavor to obtain for the benefit of the Supervisory Trustees at the expense of the Trust insurance against claims of liability, damage awards, and settlement.

     4.6 RELIANCE BY SUPERVISORY TRUSTEES. The Supervisory Trustees may rely, and shall be fully protected personally in acting upon, any resolution, statement, certificate, instrument, opinion, report, notice, request, consent, order, or other instrument or document which such members have no reason to believe to be other than genuine and to have been signed or presented other than by the proper party or parties or, in the case of facsimile transmissions, to have been sent other than by the proper party or parties, in each case without obligation to satisfy itself that the same was given in good faith and without responsibility for errors in delivery, transmission, or receipt. In the absence of Its willful misconduct or gross

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negligence,  the Supervisory Trustees may rely as to the truth of statements and correctness of the facts and opinions expressed therein and shall be fully protected personally in acting thereon. The Supervisory Trustees may consult with and rely on the advice of legal counsel and such other experts, advisors, consultants or other professionals as shall have been retained pursuant to this Agreement and shall be fully protected in respect of any action taken or suffered by it in accordance with the written opinion of legal counsel.

V. PROVISIONS RELATING TO TRUSTEES GENERALLY

     5.1 NO PERSONAL OBLIGATION FOR TRUST LIABILITIES. Persons dealing with the Trustees, or seeking to assert claims against the Debtor, shall look only to the Trust Assets to satisfy any liability incurred by the Trustees to such person in carrying out the terms of this Trust, and the Trustees shall have no personal, individual obligation to satisfy any such liability.

     5.2 BOND REQUIREMENT; EXERCISE OF POWERS. The Trustees shall not be required to furnish a bond to secure the proper performance of their respective duties hereunder. Except as other expressly provided in the Agreement, the Trustees shall not be required to procure authorization by any court in the exercise of any power conferred upon the Trustees by this Trust.

     5.3 TRUST CONTINUANCE. The death or incompetency, resignation, or removal of a Trustee shall not operate to terminate the Trust created by this Agreement or to revoke any existing agency created pursuant to the terms of this Agreement or invalidate any action previously taken by the Trustee. In the event of the resignation or removal of the Trustee, such Trustee shall promptly (a) execute and deliver such documents, instruments, and other writings as may be requested by the remaining Trustees or reasonably requested by the successor Trustee to effect the termination of the retiring Trustee's capacity under the Trust and the conveyance of the Trust Assets then held by the retiring Trustee to her successor Trustee; (b) deliver to the Supervisory Trustees or the successor Trustee all documents, instruments, records, and other writings related to the Trust as may be in the possession of the retiring Trustee; and (c) otherwise assist and cooperate in effecting the assumption of its obligations and functions by such successor Trustee.

     5.4 EFFECT OF TRUST ON THIRD PARTIES. There is no obligation on the part of any purchaser or purchasers from the Trustee or any agent of the Trustees, or on the part of any other persons dealing with the Trustees or any agent of the Trustees, to see to the application of the purchase money or other consideration passing to the Trustees or any agent of the Trustees, or to inquire into the validity, expediency, or propriety of any such transaction by the Trustees or any agent of the Trustees.

     5.5 ACTIONS REQUIRING THE CONSENT OF MANAGING TRUSTEE AND SUPERVISORY TRUSTEES. The following actions may be taken by the Managing Trustee on behalf of the Trust only with the consent of at least two Supervisory Trustees (or, if only one Supervisory Trustee is appointed hereunder at any time, with the consent of such Supervisory Trustee):

     5.5.1 TERMINATION OF TRUST. The delivery of a notice seeking to terminate the Trust prior to three years after the Effective Date or application to the Bankruptcy Court to extend the Trust term as provided in Section 2.7;

     5.5.2 AGREEMENTS, DOCUMENTS, INSTRUMENTS. The execution by the Managing Trustee of any agreement, document or instrument binding the Trust, including without limitation any agreements with any affiliate or former affiliate of any Debtor or any or former employee thereof but excluding contracts or documents related to sales of assets, or any Trust Beneficiary, provided however that the Managing Trustee may enter into a contract obligating the Trust to expend funds in an amount less than of $50,000 without further approval;

     5.5.3 BORROWING. The borrowing of any sums of money;

     5.5.4 INVESTMENT. The investment of Trust Assets and Available Cash in any manner other than in Permitted Investments.

     5.5.5 RESERVES. The establishment, maintenance, increase or decrease, or disbursement of reserves, including without limitation the Contested Claims Reserve and the Operating Reserve.;

     5.5.6 AGENTS AND CONSULTANTS. The selection, retention and/or employment of financial or investment advisors, attorneys, auditors, or the employment of any consultants;

     5.5.7 DISTRIBUTIONS FROM TRUST. The distribution of any amounts from the Trust, provided that the Managing Trustee without further approval may make the distributions as set forth in the Joint Plan and on Schedule 5.5.7 hereof;

     5.5.8 ACTION AND PROCEEDINGS. The commencement or bringing of any proceeding permitted hereunder, the defense of any action or proceeding against the Trust and the expenditure by the Trust of amounts in respect thereof; including legal fees;

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     5.5.9  TRANSFERS  OF TRUST  CERTIFICATES.  Any  change to the form of Trust
Certificate or placement of a legend on a Trust  Certificate as  contemplated by
Section 6.1, appointment of a Registrar other than the Trust, or the establishment of any additional requirements for transfer of Trust Certificates; and

     5.5.10 COMPLIANCE WITH APPLICABLE LAW. The filing of any registration statement or report relating to the Trust, the Trust Assets or the Trust Certificates with any governmental agency.

     5.5.11 SALES OR TRANSFERS OF ASSETS. The sale, assignment or transfer of any Trust Asset, except as otherwise set forth herein, in an amount exceeding $500,000.

     5.6 METHOD OF OBTAINING APPROVAL OF SUPERVISORY TRUSTEES. With respect to any action requiring the approval of the Supervisory Trustees, approval (i) shall be had by written confirmation upon the written request of the Managing Trustee (ii) shall be implied if the Managing Trustee receives no response from a Supervisory Trustee after four (4) business days from the date the written request for approval by the Supervisory Trustee is delivered to the Supervisory Trustee as set forth for delivery of notices in this Agreement.

VI. RIGHTS, POWERS AND DUTIES OF BENEFICIARIES

     6.1 NATURE OF CERTIFICATES. Beneficial interests in the Trust ("Trust Interests") shall be allocated in accordance with Section 7.3(e) of the Plan. The Trust Interests may be represented by certificates substantially in the form attached hereto as EXHIBIT B, with such changes as the Managing Trustee may from time to time find necessary or desirable to conform to the provisions of this Trust Agreement, the Joint Plan and any applicable laws or regulations. The Managing Trustee may cause to be placed on any Trust Certificate such legends as she deems are required or appropriate under tax laws or regulations in connection with tax withholding pursuant to Section 6.9.3 or otherwise. Any person to whom a Trust Certificate is issued or transferred, by virtue of the acceptance thereof, shall assent to and be bound by the terms and conditions of this Agreement and the Joint Plan. The principal amount of Trust Interests represented by any single certificate shall be designated on the face of such certificate. All certificates shall be executed by the manual or facsimile signatures of the Managing Trustee. In case any Managing Trustee who has signed or whose facsimile signatures have been placed upon a certificate shall have ceased to be Managing Trustee before such certificate is issued by the Trust it may be issued with the same effect as if any such Managing Trustee had not ceased to be Managing Trustee. All Trust Certificates shall be legended as provided in the forms for such certificates attached hereto as EXHIBIT B.

     6.2 SECURITIES REGISTRATION. [RESERVED]

     6.3 TRANSFER AND EXCHANGE.

     6.3.1 APPOINTMENT OF REGISTRAR AND TRANSFER AGENT. The Managing Trustee shall appoint a Registrar and Transfer Agent for the purpose of registering and transferring Trust Interests as herein provided. The Registrar and Transfer Agent may be a duly qualified institution or the Trust itself. For its services hereunder, the Registrar and Transfer Agent, unless it is the Trust, shall be entitled to receive reasonable compensation from the Trust.

     6.3.2 REGISTRATION AND TRANSFER OF TRUST INTERESTS. The Managing Trustee shall cause to be kept at the office of the Registrar and Transfer Agent, or at such other place or places as shall be designated by her from time to time, the Trust Register. Prior to the distribution, if any, of Trust Certificates, Trust Interests may not be transferred and no purported transfer of any Trust Interest will be registered on the Trust Register. After any such distribution of Trust Certificates, any Trust Interest may be transferred by the registered holder of any Trust Certificate or in or by the duly authorized attorney of the registered holder of any Trust Certificate, upon presentation of the Trust Certificate to the Registrar and Transfer Agent for cancellation, accompanied by delivery of a duly executed written instrument of transfer in the form approved by the Registrar and Transfer Agent and such other documents as may be reasonably required by the Managing Trustee as well as evidence satisfactory to the Managing Trustee that such transfer is in accordance with all applicable federal and state securities laws. Any such transfer shall be registered in the Trust Register. Such Person shall pay reasonable transfer charges established by the Registrar and Transfer Agent for the purpose of reimbursing the Trust and the Registrar and Transfer Agent for the expenses incident thereto, including any tax or other governmental charge.

     Notwithstanding the above, no Trust Interest may be transferred unless such transfer is made (i) pursuant to a registration statement effective under the Securities Act of 1933, as amended ("Securities Act"), or pursuant to an available exemption from the registration requirements of the Securities Act and
(ii) in accordance with all applicable state securities laws. See "Securities Law Considerations--Limited Restrictions on Transferability."

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                                      B-a-9
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     6.3.3 ACCESS TO REGISTER BY TRUST  BENEFICIARIES.  Trust  Beneficiaries and
their duly authorized representatives shall have the right, upon reasonable prior written notice to the Registrar and Transfer Agent and the Managing Trustee, and in accordance with reasonable regulations prescribed by the Registrar and Transfer Agent and the Managing Trustee, to inspect and, at the expense of the Trust Beneficiary, make copies of the Trust Register, in each case for a purpose reasonably related to such Trust Beneficiary's beneficial interest in the Trust.

     6.4 ABSOLUTE OWNERS. The Trustees may deem and treat the Trust Beneficiary of record as the absolute owner of such Trust Interests for the purpose of receiving distributions and payment thereon or on account thereof and for all other purposes whatsoever.

     6.5 ISSUANCE OF CERTIFICATES UPON TRANSFER. Whenever any Trust Certificate shall be presented for transfer or exchange as permitted by the provisions of
Section 6.1 and 6.3, the Managing Trustee shall cause the Registrar and Transfer Agent to issue, authenticate and deliver in exchange therefor, the new Trust Certificate(s) in respect to the Trust Interests which the transferee, and if any Trust Interest is retained, the transferor, will be entitled to receive.

     6.6 MUTILATED, LOST, STOLEN OR DESTROYED CERTIFICATES. If a Trust Beneficiary claims that his Trust Certificate has been mutilated, defaced, lost, stolen or destroyed, the Trust shall issue and the Registrar and Transfer Agent shall authenticate a replacement Trust Certificate if the Managing Trustee's requirements are met. Such Trust Beneficiary shall pay reasonable charges established by the Trustee and the Registrar and Transfer Agent for the purpose of reimbursing the Trust and the Registrar and Transfer Agent for the expenses incident thereto, including any tax or other governmental charges. In the case of lost, stolen or destroyed certificates, such Trust Beneficiary will indemnify, and if required by the Managing Trustee or the Registrar and Transfer Agent, provide a bond or other security sufficient in the judgment of the Managing Trustee to protect the Trust, the Trustees, the Registrar and Transfer Agent or any authenticating agent from any loss which any of them may suffer if a Trust Certificate is replaced. The Trustees shall incur no liability to anyone by reason of anything done or omitted to be done by them in good faith under the provisions of this Section 6.6. All Trust Certificates shall be held and owned upon the express condition that the provisions of this Section 6.6 are exclusive in respect of the replacement or payment of mutilated, defaced, lost, stolen, or destroyed certificates and shall, to the extent permitted by law, preclude any and all other rights or remedies respecting such replacement or the payment in respect thereto. Any duplicate certificate issued pursuant to this Section 6.6 shall constitute original interests in the Trust and shall be entitled in the manner provided herein to equal and proportionate benefits with all other Trust Interests issued hereunder in any moneys or property at any time held by the Trustees for the benefit of the Trust Beneficiaries. The Trustees and the Registrar and Transfer Agent shall not treat the original certificate as outstanding.

     6.7 RECORD DATE. The date of record for determining (a) entitlement to any payments to holders of Trust Certificates, (b) entitlement of any holder of a Trust Certificate to notice or (c) entitlement to vote shall be 15 Business Days prior to a distribution date in the case of (a) above and, in all other cases, may be fixed by the Managing Trustee but shall not be more than 30 days nor less than 10 days before the date upon which any vote is to be taken or the date upon which notice is to be given, as applicable, subject, in any such case, to any terms of the Plan that provide otherwise.

     6.8 INTEREST BENEFICIAL ONLY. The ownership of a beneficial interest hereunder shall not entitle any beneficiary to any title in or to the Trust Assets as such, or to any right to call for a partition or division of the same, or to require an accounting except as specifically required by the terms hereof.

     6.9 EXEMPTION FROM REGISTRATION. The parties hereto intend that the rights of the Trust Beneficiaries arising under this Trust shall not be "securities" under applicable laws, but none of the parties hereto represent or warrant that such rights shall not be securities or shall be entitled to exemption from registration under applicable securities laws. If such rights constitute securities, the parties hereto intend for the exemption from registration provided by Section 1145 of the Bankruptcy Code to apply to their issuance under the Joint Plan.

     6.10 VOTES BY BENEFICIARIES. In the event any vote of or consent from holders of Trust Certificates is required to be taken under this Trust, the Managing Trustee shall solicit the same by first class mail from registered holders of Trust Certificates. The outcome of such vote shall be determined in favor of the majority of holders of Trust Certificates actually voting, [based upon the face amount of their Trust Certificates].

     6.11 EFFECT OF DEATH, INCAPACITY, OR BANKRUPTCY OF BENEFICIARY. The death, incapacity, bankruptcy or dissolution of a holder of a Trust Certificate during the terms of this Trust shall not operate to terminate the Trust, nor shall it entitle the representatives or creditors of a holder of a Trust Certificate to an accounting, or to take any action in the courts or elsewhere for the distribution of the Trust Assets or for a partition thereof; nor shall it otherwise affect the rights and obligations of any holder of a Trust Certificate.

LONE STAR ASSET LIQUIDATING TRUST AGREEMENT
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                                     B-a-10

     6.12 CONFLICTING CLAIMS. In the event the Managing Trustee becomes aware of any disagreement or conflicting claims with respect to the Trust Assets, or if the Trustee in good faith is in doubt as to any action which should be taken under this Trust after consultation with the Supervisory Trustees, who, after a vote are deadlocked, the Managing Trustee shall have the absolute right at her election to do any or all of the following:

          (i) To the extent of such disagreement or conflict, or to the extent deemed by her necessary or appropriate in light of such disagreement or conflict, withhold or stop all further performance under this Trust (save and except the safekeeping of the Trust Assets) until the Managing Trustee is satisfied that such disagreement or conflicting claims have been fully and finally resolved; or

          (ii) File a suit in interpleader or in the nature of interpleader in the Bankruptcy Court and obtain an order requiring all persons and parties involved to litigate in the Bankruptcy Court their respective claims arising out of or in connection with this Trust; or

          (iii) File any other appropriate motion for relief in the Bankruptcy Court.

VII.  MISCELLANEOUS

     7.1 APPLICABLE LAW. The Trust created herein shall be construed, regulated, and administered under the laws of the State of Texas and the United States of America; provided that the Trust and any interpretation or enforcement of the provisions of this Agreement shall be subject to the jurisdiction of the Bankruptcy Court as contemplated by Section 8.1 hereof.

     7.2 RELATIONSHIP CREATED. The only relationship created by this Trust is the trustee-beneficiary relationship between the Trustee and the Trust Beneficiaries. No other relationship or liability is created. Nothing contained herein shall be construed so as to constitute the Trustees and the Trust Beneficiaries or their successors in interest as creating any association, partnership, or joint venture of any kind.

     7.3 INTERPRETATION. The enumeration and headings contained in this Trust are for convenience of reference only and are not intended to have any substantive significance in interpreting the same. Unless the context otherwise requires, whenever used in this Trust the singular shall include the plural and the plural shall include the singular.

     7.4 PARTIAL INVALIDITY. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Agreement, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

     7.5 ENTIRE AGREEMENT. This Agreement (including the recitals hereof) and the Joint Plan constitute the entire agreement by and among the parties, and there are no representations, warranties, covenants, or obligations except as set forth herein and in the Joint Plan. This Agreement and the Joint Plan supersede all prior and contemporaneous agreements, understandings negotiations, and discussions, written or oral, if any, of the parties hereto relating to any transaction contemplated hereunder. Except as otherwise specifically provided herein or in the Joint Plan, nothing in this Agreement is intended or shall be construed to confer upon or to give any person other than the parties hereto and the Trust Beneficiaries any rights or remedies under or by reason of this Agreement.

     7.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original document, but all of which counterparts shall together constitute one and the same instrument.

     7.7 NOTICES. All notices, requests, consents and other communications hereunder shall be in writing and delivered in person or by first class mail, postage and fees prepaid and shall be addressed (i) if to the Managing Trustee, to Susan A. Brown, Trustee, [address] , or such other address as such Managing Trustee will have furnished to the Trust Beneficiaries in writing in accordance with Sections 3.3 and 5.7, (ii) if to any Trust Beneficiary, to such address as such Trust Beneficiary will have furnished to the Trustee, in writing in accordance with this Section 5.7, (iii) if to the Supervisory Trustees, to , , and , or such other respective addresses as the Supervisory Trustees will have furnished to the Trustee in writing in accordance with this Section 5.7, or (iv) if to the Debtor, to , or such other address as the Debtor will have furnished to the Trustee in writing in

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                                     B-a-11
accordance with this Section 5.7. All such notices or communications will be deemed given when actually delivered or, if mailed, three (3) business days after deposit in the U.S. Mail.

     7.8 EFFECTIVE DATE. This Trust, and the transfer of Trust Assets to the Trustee, shall become effective on the Effective Date of the Joint Plan.

     7.9 TAX PROVISIONS.

          7.9.1 INCOME TAX STATUS. For all purposes of the Tax Code, the Debtor shall be deemed to have transferred the Trust Assets to the Trust Beneficiaries and thereupon the Trust Beneficiaries shall be deemed to have transferred the Trust Assets to the Trust. The Trustee shall ensure that, for all federal income tax purposes, consistent valuations are used by the Trustee and the creditors for the transferred Trust Assets. The Trust is intended to be treated as a liquidating trust pursuant to Treasury Regulations Section 301.7701-4(d), and as a grantor trust subject to the provisions of Subchapter J, Subpart E of the Tax Code, owned by the Trust Beneficiaries as grantors. Any items of income, deduction, credit, or loss of the Trust shall be allocated for federal income tax purposes among the Trust Beneficiaries Pro-Rata on the basis of their beneficial interests. The Trustee is authorized to take any action that may be necessary or appropriate to minimize any potential tax liability of the Trust Beneficiaries arising out of the operations of the Trust.

          7.9.2 TAX RETURNS AND REPORTS.  In accordance with Treasury Regulation
     Section 1.671-4(a), the Trustee shall cause to be prepared and filed, at the cost and expense of the Trust, an annual information tax return (Form
     1041) with the IRS, with a schedule attached showing the item of income, deduction, and credit attributable to the Trust and detailing the allocation of such items of income, deduction, and credit among the Trust Beneficiaries as required pursuant to the Form 1041 instructions for grantor trusts. Copies of such Form 1041 and attached schedules will be mailed promptly to each Trust Beneficiary. In addition, the Trustee shall cause to be prepared and filed in a timely manner, such other state or local tax returns as are required by applicable law by virtue of the existence and operation of the Trust and shall pay any taxes shown as due thereon. Within thirty (30) days after the end of each calendar year, the Trustee shall cause to be prepared and mailed to a Trust Beneficiary such other information as may be requested by such Trust Beneficiary in writing to enable such Trust Beneficiary to complete and file his, her, or its federal, state and local income and other tax returns.

          7.9.3 WITHHOLDING. The Trustee may withhold from the amount distributable from the Trust at any time to any Trust Beneficiary such sum or sums as may be sufficient to pay any tax or taxes or other charge or charges which have been or may be imposed on such Trust Beneficiary or upon the Trust with respect to the amount distributable or to be distributed under the income tax laws of the United States or of any state or political subdivision or entity by reason of any distribution provided for any law, regulation, rule, ruling, directive, or other governmental requirement.

          7.9.4 TAX IDENTIFICATION NUMBERS. The Trustee may require any Trust Beneficiary to furnish to the Trustee its Employer or Taxpayer Identification Number as assigned by the Internal Revenue Service and the Trustee may condition any distribution to any Trust Beneficiary upon receipt of such identification number.

          7.9.5 TAX YEAR. The taxable year of the Trust shall, unless otherwise required by the Internal Revenue Code, be the calendar year.

     7.10 AMENDMENT OF TRUST. This Trust may be amended, modified, terminated, revoked, or altered only upon (i) the approval of the Supervisory Trustees and
(ii) Order of the Bankruptcy Court.

VIII.  RETENTION OF JURISDICTION

     8.1 As provided in the Joint Plan, the Bankruptcy Court has retained jurisdiction over the Trust, the Trustee, and the Trust Assets, including, without limitation, the determination of all controversies and disputes arising under or in connection with this Trust. This provision shall not operate to exclude other courts of competent jurisdiction from exercising jurisdiction over the Trust, the Trust Assets, and the Trustee, to the extent not in conflict with the jurisdiction of the Bankruptcy Court.

     IN WITNESS WHEREOF, the undersigned have caused this instrument to be executed as of the day and year first above written.

                                         I.C.H. CORPORATION, a Delaware
                                   corporation

LONE STAR ASSET LIQUIDATING TRUST AGREEMENT
EXHIBIT A TO FIRST AMENDED JOINT PLAN OF REORGANIZATION

                                     B-a-12

                                         By: ___________________________________
                                             Susan A Brown, Co-Chief Executive
                                             Officer

                                         and

                                         By: ___________________________________
                                             Rodney D. Moore, Co-Chief Executive
                                             Officer

                                         MANAGING TRUSTEE


                                         ---------------------------------------

                                         Susan A. Brown, Trustee

                                         SUPERVISORY TRUSTEES


                                         ---------------------------------------

LONE STAR ASSET LIQUIDATING TRUST AGREEMENT
EXHIBIT A TO FIRST AMENDED JOINT PLAN OF REORGANIZATION

                                     B-a-13